Exhibit 3.1

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 04/18/2002 020247943 - 3515699

CERTIFICATE OF INCORPORATION

OF

BIODELIVERY SCIENCES INTERNATIONAL, INC.

FIRST: The name of the corporation is:

BIODELIVERY SCIENCES INTERNATIONAL, INC.

SECOND: The address of its registered office in the State of Delaware is 9 East Loockerman Street, Delaware, Delaware 19901, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

FOURTH: The Corporation shall have perpetual existence.

FIFTH: The total number of shares of capital stock which the corporation shall have authority to issue is fifty million (50,000,000) shares, consisting of forty-five million (45,000,000) shares of common stock, each of the par value of one-thousandths of one cent ($.001) (the “Common Stock”) and five million (5,000,000) shares of preferred stock, each of the par value of one-thousandth of one cent ($.001) each (the “Preferred Stock”).

The Preferred Stock shall be issued by the Board of Directors in one or more classes or one or more series within any classes and such classes or series shall have such voting powers (or lack thereof) and such designations, preferences, limitations or restrictions as the Board of Directors may from time to time determine.

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock shall not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class or of securities convertible into shares of stock of any class, whether now or hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

SEVENTH: No director shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the GCL, as amended. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

EIGHTH: The Corporation shall, to the maximum extent permitted under the General Corporation Law of the State of Delaware and except as set forth below, indemnify, hold harmless and, upon request, advance expenses to each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (any such person being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

1. Advance of Expenses. Notwithstanding any other provisions, this Certificate of Incorporation, the By-Laws of the Corporation, or any agreement, vote of stockholder or disinterested directors, or arrangement to the contrary, the Corporation shall advance payment of expenses incurred by an Indemnitee in advance of the final disposition of any matter only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

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2. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

3. Other Rights. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

4. Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article shall apply to claims made against an Indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

5. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

6. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was, or has agreed to become, a director, officer, employee or agent of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, against all expenses (including attorney’s fees) judgments, fines or amounts paid in settlement incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such expenses under the General Corporation Law of the State of Delaware.

7. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest

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extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

NINTH: The Board of Directors shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as said board may deem to be in the interest of the Corporation; and said Board shall likewise have power to determine in its discretion, except as herein otherwise provided, what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation.

1. Issuance of Stock. The shares of all classes of stock of the Corporation may be issued by the Corporation from time to time for such consideration as from time to time may be fixed by the Board of Directors of the Corporation, provided that shares of stock having a par value shall not be issued for a consideration less than such par value, as determined by the Board. At any time, or from time to time, the Corporation may grant rights or options to purchase from the Corporation any shares of its stock of any class or classes to run for such period of time, for such consideration, upon such terms and conditions, and in such form as the Board of Directors may determine. The Board of Directors shall have authority, as provided by law, to determine that only a part of the consideration which shall be received by the Corporation for the shares of its stock which it shall issue from time to time, shall be capital; provided, however, that, if all the shares issued shall be shares having a par value, the amount of the part of such consideration so determined to be capital shall be equal to the aggregate par value of such shares. The excess, if any, at any time, of the total net assets of the Corporation over the amount so determined to be capital, as aforesaid, shall be surplus. All classes of stock of the Corporation shall be and remain at all times nonassessable. The Board of Directors is hereby expressly authorized, in its discretion, in connection with the issuance of any obligations or stock of the Corporation (but without intending hereby to limit its general power so to do in other cases), to grant rights or options to purchase stock of the Corporation of any class upon such terms and during such period as the Board of Directors shall determine, and to cause such rights to be evidenced by such warrants or other instruments as it may deem advisable.

2. Inspection of Books and Records. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

3. Tender Offer. The Board of Directors of this Corporation, when evaluating any offer of another party to make a tender or exchange offer for any equity security of the Corporation,

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shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including without limitation: (i) the interests of the stockholders of the Corporation; (ii) whether the proposed transaction might violate federal or state laws; (iii) not only the consideration being offered in the proposed transaction, in relation of the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation’s financial condition and future prospects; and (iv) the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with the Corporation, and the communities in which the Corporation conducts its business. In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.

TENTH: To the extent allowed by the Delaware General Corporation Law, the Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

ELEVENTH: The name and mailing address of the incorporator is: Tony Ngo, Esq., c/o Ellenoff Grossman Schole & Cyruli, LLP, 370 Lexington Avenue, New York, New York 10017.

IN WITNESS WHEREOF, the undersigned hereby executes this certificate of incorporation this 18th day of April, 2002.

/s/ Tony Ngo
Tony Ngo
Sole Incorporator

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STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 06/03/2002 020353595 - 3515699

CERTIFICATE OF OWNERSHIP AND MERGER

of

BIODELIVERY SCIENCES INTERNATIONAL, INC.

(an Indiana corporation)

into

BIODELIVERY SCIENCES INTERNATIONAL, INC.

(a Delaware corporation)

Pursuant to Section 253 of the Delaware General Corporation Law

It is hereby certified that:

1. BIODELIVERY SCIENCES INTERNATIONAL, INC. (hereinafter called the “Corporation”) is a corporation of the State of Indiana, the laws of which permit a merger of a corporation of that jurisdiction with a corporation of another jurisdiction.

2. The Corporation, as the owner of all of the outstanding shares of capital stock consisting of common stock, $.001 par value, and preferred stock, $.001 par value, of BIODELIVERY SCIENCES INTERNATIONAL, INC. (“BDSI-DE”), hereby merges itself into BDSI-DE, a corporation of the State of Delaware.

3. The following is a similar copy of the resolutions adopted on the 29th day of April, 2002, by the Board of Directors of the Corporation to merge the Corporation into BDSI-DE:

RESOLVED that this Corporation be reincorporated in the State of Delaware by merging itself into BDSI-DE pursuant to the laws of the State of Indiana and the State of Delaware as hereinafter provided, so that the separate existence of this Corporation shall cease as soon as the merger shall become effective, and thereupon this Corporation and BDSI-DE will become a single corporation, which shall continue to exist under, and be governed by, the laws of the State of Delaware.

RESOLVED that the terms and conditions of the proposed merger are as follows:

(a) From and after the effective time of the merger, all of the estate, property, rights, privileges, powers, and franchises of this Corporation shall become vested in and be held by BDSI-DE as fully and entirely and without change or diminution as the same were before held and enjoyed by this Corporation, and BDSI-DE

Delaware Certificate of Ownership and Merger - Foreign Parent into Delaware Subsidiary 1/96 - 1 shall assume all of the obligations of this corporation.

(b) All the issued and outstanding shares of BDSI-DE which are owned by this Corporation immediately prior to the effective time of the merger shall be made, and such shares shall be cancelled upon the effectiveness of the Merger.

(c) Each share of common stock, $.001 par value, of this Corporation which shall be issued and outstanding immediately prior to the effective time of the merger shall be converted into one issued and outstanding share of common stock, $.001 par value, of BDSI-DE, and, from and after the effective time of the merger, the holders of all of said issued and outstanding shares of common stock of this corporation shall automatically be and become holders of shares of BDSI-DE upon the basis above specified, whether or not certificates representing said shares are then issued and delivered. Each share of common stock, $.001 par value, of this Corporation which shall be issued and held by it as a treasury share immediately prior to the effective time of the merger shall be converted into one share of common stock, $.001 par value, of BDSI-DE and shall be held in the treasury of BDSI-DE.

(d) The Corporation’s authorized shares of Preferred Stock are cancelled upon the effective date of the Merger and no shared of Preffered Stock will be issued by BDSI-DE

(e) After the effective time of the merger, each holder of record of any outstanding certificate or certificates theretofore representing common stock of this corporation may surrender the same to BDSI-DE at its office in New Jersey and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing an equal number of shares of common stock of BDSI-DE. Until so surrendered, each outstanding certificate which prior to the effective time of the merger represented one or more shares of common stock of this corporation shall be deemed for all corporate purposes to evidence ownership of an equal number of shares of common stock of BDSI-DE.

(f) From and after the effective time of the merger, the Certificate of Incorporation and the By-Laws of BDSI-DE shall be the Certificate of Incorporation and the By-Laws of BDSI-DE as in effect immediately prior to such effective time.

Delaware Certificate of Ownership and Merger - Foreign Parent into Delaware Subsidiary 1/96 - 2

(g) The members of the Board of Directors and officers of BDSI-DE shall be the members of the Board of Directors and the corresponding officers of BDSI-DE immediately before the effective time of the merger.

(h) From and after the effective time of the merger, the assets and liabilities of this Corporation and of BDSI-DE shall be entered on the books of BDSI-DE at the amounts at which they shall be carried at such time on the respective books of this Corporation and of BDSI-DE, subject to such inter-corporate adjustments or eliminations, if any, as may be required to give effect to the merger; and, subject to such action as may be taken by the Board of Directors of BDSI-DE, in accordance with generally accepted accounting principles, the capital and surplus of BDSI-DE shall be equal to the capital and surplus of this Corporation and of BDSI-DE.

RESOLVED that, in the event that the proposed merger shall not be terminated, the proper officers of this Corporation be and they hereby are authorized and directed to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions to merge itself into BDSI-DE and the date of adoption thereof, and to cause the same to be filed and recorded as provided by law, and to do all acts and things whatsoever, within the State of Indiana and Delaware in any other appropriate jurisdiction, necessary or proper to effect this merger.

4. The proposed merger herein certified has been adopted, approved, certified, executed, and acknowledged by BioDelivery Sciences International, Inc. in accordance with the laws under which it is organized (Indiana).

Delaware Certificate of Ownership and Merger - Foreign Parent into Delaware Subsidiary 1/96 - 3

Executed on this 3rd day of June, 2002.

BIODELIVERY SCIENCES INTERNATIONAL, INC. (an Indiana corporation)

By:	/s/ Francis E. O’Donnell, Jr.
Francis E. O’Donnell, Jr., President

Delaware Certificate of Ownership and Merger - Foreign Parent into Delaware Subsidiary 1/96 - 4

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES A NON-VOTING CONVERTIBLE PREFERRED STOCK

OF

BIODELIVERY SCIENCES INTERNATIONAL, INC.

Acting pursuant to Sections 151(a) and (g) of the Delaware General Corporation Law, the undersigned, Francis E. O’Donnell, Jr., the duly elected and acting Chairman, President and Chief Executive Officer of BioDelivery Sciences International, Inc., a Delaware corporation, hereby certifies that the Board of Directors of the Company duly approved the following Certificate of Designation of Series A Non-Voting Convertible Preferred Stock of the Company on July 29, 2004, and that the Certificate of Incorporation of the Company expressly authorizes the Board to so designate and issue one or more series of preferred stock, par value $.001 per share, of the Company. The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the shares said Series A Non-Voting Convertible Preferred Stock of the Company are as described in the following resolution, duly adopted by the Board of Directors of the Company:

“WHEREAS, the Certificate of Incorporation of BioDelivery Sciences International, Inc., a Delaware corporation (the “Company”) authorizes a class (or classes) of up to five million (5,000,000) shares of preferred stock, par value $.001 per share (the “Preferred Stock”), and provides that such Preferred Stock may be issued from time to time in one or more series and vests authority in the Board of Directors of the Company (the “Board”) to fix or alter the rights, preferences, privileges, restrictions and other matters granted to or imposed upon any wholly unissued series of the Preferred Stock;

WHEREAS, the Company has not heretofore issued any Preferred Stock; and

WHEREAS, it is the desire of the Board to fix and determine the rights, preferences, privileges, restrictions and other matters relating to one million six hundred forty-seven thousand and fifty nine (1,647,059) shares of Series A Non-Voting Convertible Preferred Stock of the Company (the “Series A Stock”).

NOW, THEREFORE, BE IT RESOLVED, that pursuant to authority expressly granted to and vested in the Board by the Certificate of Incorporation of the Company, there is hereby created, out of the five million (5,000,000) shares of Preferred Stock authorized in Article FOURTH of the Certificate of Incorporation a series of Preferred Stock, consisting of one million six hundred forty-seven thousand and fifty nine (1,647,059) shares and having the designations, powers, number, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof set forth below:

A. Authorized Number. One million six hundred forty-seven thousand and fifty nine (1,647,059) of the authorized shares of Preferred Stock are hereby designated “Series A Non-Voting Convertible Preferred Stock.”

State of Delaware Secretary of State Division of Corporations Delivered 05:00 PM 08/20/2004 FILED 05:00 PM 08/20/2004 SRV 040612391 - 3515699 FILE

B. Designation. The rights, preferences, privileges, restrictions and other matters relating to Series A Stock are as follows:

1. Dividend Rights. Holders of Series A Stock shall be entitled to receive, pari passu with holders of common stock, par value $.001 per share, of the Company (the “Common Stock”), all cash or in-kind dividends or distributions (including, without limitation, in the case of a distribution by the Company spin-off of limited liability company interests in the Company’s subsidiary, Bioral Nutrient Delivery, LLC) on an as converted basis from time to time at any time declared, set aside, or paid by the Company in an amount that would have been received by the holders of Series A Stock (assuming, for purposes of the calculation, that the holders of Series A Stock had lawfully converted such Series A Stock into shares of Common Stock immediately prior to the record date for determining the holders of Common Stock entitled to receive such distribution at the then-applicable Series A Stock Conversion Rate), in each case only when, as and if declared by the Board, and, in the case of cash dividends, only out of funds that are legally available therefor. Such dividends shall be non-cumulative.

2. Voting Rights. The holders of shares of Series A Stock shall not have any voting or approval rights whatsoever except as expressly set forth herein. Notwithstanding the foregoing, the Company shall not amend or modify this Certificate of Designations without the prior written consent of the holders of a majority of the then outstanding shares of Series A Stock.

3. Liquidation Rights.

(a) Upon any Liquidation Event (as defined below), subject to the rights and preferences of any shares of the Company’s preferred stock having liquidation rights senior to those of the Series A Stock, the assets and funds of the Company legally available for distribution to its stockholders shall be distributed ratably (the “Liquidation Event Distribution”) among the holders of the Common Stock and Series A Stock as if such shares of Series A Stock had been converted into Common Stock at the then-applicable Series A Stock Conversion Rate immediately prior to such distribution, without any further action by the holders of such shares; provided, however, that all declared and unpaid dividends, if any, shall be paid in accordance with the provisions of Section 5(g) below; provided further, however, that the Company’s obligations with respect to the Liquidation Event Distribution shall be contingent upon the delivery of the certificates evidencing such shares of Series A Stock to the Company or its transfer agent as provided below, or the notification by the holder to the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates;

(b) For purposes hereof, the term “Liquidation Event” shall mean (i) any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, or (ii) a transaction or series of related transactions resulting in any of the following:

(A) a sale, lease, transfer, exchange or other disposition of all or substantially all the assets of the Company;

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(B) a merger (with or into any other entity), consolidation, sale or reorganization.

(C) the transfer by one or more stockholders of the Company of securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company.

(c) Upon the occurrence of any Liquidation Event that would involve the distribution of assets other than cash with respect to the outstanding shares of Series A Stock, the amount of such distribution shall be the fair market value thereof at the time of such distribution as determined in good faith by the Board of Directors of the Company, and any securities to be distributed in such event shall be valued as follows:

(i) Securities not subject to investment letter or other similar restrictions on free marketability covered by subsection (ii) hereof:

(A)

if traded on a securities exchange or through the Nasdaq National Market or Nasdaq SmallCap Market, the value shall be deemed to be the average of the closing sales prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the closing;

(B)

if actively traded over-the-counter, the value shall be deemed to be the average of the closing sale prices (whichever is applicable) over the 30-day period ending three (3) business days prior to the closing; and

(C)	if there is no active public market, the value shall be the fair market value thereof, as reasonably determined by the Board of Directors of the Company in good faith.

(ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as provided in clauses (A), (B) or (C) of subsection (i) of this subsection (c), to reflect the adjusted fair market value thereof, as reasonably determined by the Board of Directors of the Company in good faith.

4. Redemption. There shall be no obligation on the part of the Company to redeem any shares of Series A Stock nor on the part of any holder thereof to submit any such shares for redemption.

5. Conversion Rights. The holders of Series A Stock shall have the following rights with respect to the conversion of Series A Stock into shares of Common Stock:

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(a) Optional Conversion. Subject to and in compliance with the provisions of this Section 5, all (but not less than all; provided, however that, in the event a holder of Series A Stock is prevented from converting all of its shares of Series A Stock into Common Stock as a result of the limitation referred to in Section 5(p) below, such holder (i) may immediately convert the maximum number of shares of Series A Stock permitted to be converted thereunder (all but not less than all) and (ii) shall be entitled to convert the balance of such shares of Series A Stock into Common Stock upon the Company’s obtaining the requisite stockholder approval) of the shares of Series A Stock held by the holders thereof may be converted, at the individual option of each such holder, into fully-paid and non-assessable shares of Common Stock at any time following (but not prior to) the earliest to occur of:

(i) on thirty (30) days written notice by such holder to the Company following the occurrence of the Conversion Event;

(ii) the first approval by the U.S Food and Drug Administration for the marketing and sale by the Company or any of its subsidiaries of any of the following products: Emezine, BEMA-Fentanyl, BEMA-Sumitriptan or any product which primarily incorporates technology similar to the foregoing for the buccal delivery of pharmaceuticals (“FDA Approval”); or

(iii) August 24, 2009,

The number of shares of Common Stock to which a holder of Series A Stock shall be entitled upon conversion shall be the product obtained by multiplying the Series A Stock Conversion Rate (as defined below) then in effect by the number of shares of Series A Stock being converted.

As used herein, the term “Conversion Event” shall mean the failure of the Company to provide at least $3,000,000 (which amount shall not be subject to surrender or repayment) to the surviving entity (the “Surviving Entity”) in that certain merger of Arius Pharmaceuticals, Inc. (“Arius”) with and into Arius Acquisition Corp., a wholly-owned subsidiary of the Company (“Merger Sub”) as required to: (i) pay Atrix Laboratories, Inc. (“Atrix”) $1,000,000 by August 24, 2004 pursuant to the terms of that certain license agreement between Arius and Atrix and (ii) fund, in a total amount of no less than $2,000,000, the operations of the Surviving Entity in accordance with the Business Plan (as defined in that certain Agreement and Plan of Merger and Reorganization, dated August 10, 2004, among the Company, Arius, Merger Sub, Mark A. Sirgo (“Sirgo”), and Andrew L. Finn (“Finn”), subject to any changes to such Business Plan mutually agreed upon by the Company and Sirgo.

(b) Termination Conversion.

(i) Upon termination by the Company of Sirgo’s employment with the Company without Good Cause (as that term is defined in, and otherwise in accordance with, that certain Employment Agreement between Sirgo and the Company, dated August 24, 2004 (the “Sirgo Agreement”)) or the termination of such employment by Sirgo for Good Reason (as defined in the Sirgo Agreement), in either case prior to an FDA Approval, all (but not

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less than all, subject to any limitations on the extent of such conversion under Section 5(p) below) of the shares of Series A Stock held by Sirgo may be converted, at the option of Sirgo, into fully-paid and non-assessable shares of Common Stock at any time thereafter.

(ii) Upon termination by the Company of Finn’s employment with the Company without Good Cause (as that term is defined in, and otherwise in accordance with, that certain Employment Agreement, dated August 24, 2004 between Finn and the Company (the “Finn Agreement”)) or termination of such employment by Finn for Good Reason (as defined in the Finn Agreement), prior to an FDA Approval in either case, all (but not less than all, subject to any limitations on the extent of such conversion under Section 5(p) below) of the shares of Series A Stock held by Finn may be converted, at the option of Finn, into fully-paid and non-assessable shares of Common Stock at any time thereafter.

The number of shares of Common Stock to which a holder of Series A Stock shall be entitled upon conversion shall be the product obtained by multiplying the Series A Stock Conversion Rate (as defined below) then in effect by the number of shares of Series A Stock being converted.

(c) Conversion Rate. The conversion rate in effect at any time for conversion of the Series A Stock (the “Series A Stock Conversion Rate”) shall be the quotient obtained by dividing the Series A Stock Original Issue Price by the Series A Stock Conversion Price (as defined below). The “Series A Original Issue Price” shall be Four Dollars and Twenty-Five Cents ($4.25) per share.

(d) Conversion Price. The conversion price for Series A Stock (the “Series A Stock Conversion Price”) shall initially be Four Dollars and Twenty-Five Cents ($4.25) per share, which is equal to one hundred percent 100% of the Series A Original Issue Price. Such initial Series A Stock Conversion Price shall be adjusted from time to time in accordance with this Section 5. All references to Series A Stock Conversion Price herein shall mean the Series A Stock Conversion Price as so adjusted.

(e) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series A Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock’s fair market value (as determined by the Board) on the date of conversion.

(f) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then

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outstanding shares of Series A Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(g) Notices. Any notice required by the provisions of this Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

(h) Mechanics of Conversion. Each holder of Series A Stock who converts the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for Series A Stock, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Stock being converted, which shall be no less than all of the shares of Series A Stock held by the holder. Thereupon, or, with respect to any voluntary conversion of Series A Stock following a Conversion Event, but prior to the occurrence of any other condition permitting voluntary conversion of a holder’s Series A Stock under Section 5(a) or Section 5(b), no sooner than thirty (30) days following notice from such holder regarding such conversion, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock’s fair market value determined by the Board as of the date of such conversion), any declared and unpaid dividends on the shares of Series A Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Stock to be converted, or, with respect to any voluntary conversion of Series A Stock following a Conversion Event, but prior to the occurrence of any other condition permitting voluntary conversion of a holder’s Series A Stock under Section 5(a) or Section 5(b), on the date thirty (30) days following notice from such holder regarding such conversion, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(i) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date that the first share of Series A Stock is issued (the “Series A Original Issue Date”) effect a subdivision of the outstanding Common Stock without a corresponding subdivision of Series A Stock, the Series A Stock Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of Series A Stock, the Series A Stock Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under

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this Section 5(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(j) Adjustment for Common Stock Dividends and Distributions. If the Company at any time or from time to time after the Series A Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series A Stock Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A Stock Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Stock Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Stock Conversion Price shall be adjusted pursuant to this Section 5(i) to reflect the actual payment of such dividend or distribution.

(k) Adjustments for Other Dividends and Distributions. If the Company at any time or from time to time after the Series A Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event provision shall be made so that the holders of Series A Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Company which they would have received had their Series A Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of Series A Stock or with respect to such other securities by their terms.

(l) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Series A Original Issue Date, the shares of Common Stock issuable upon the conversion of Series A Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), in any such event each holder of Series A Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

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(m) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Series A Original Issue Date, there is a capital reorganization of Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5 or (ii) a Liquidation Event, as defined in Section 3 above), as a part of such capital reorganization, provision shall be made so that the holders of Series A Stock shall thereafter be entitled to receive upon conversion of Series A Stock the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series A Stock after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Series A Stock Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(n) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series A Stock Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of Series A Stock, if Series A Stock is then convertible pursuant to this Section 5, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Stock at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Series A Stock Conversion Price at the time in effect, (3) the number of Additional Shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Stock.

(o) Notices of Record Date. Upon: (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other entity, or any transfer of all or substantially all of the assets of the Company or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series A Stock at least ten (10) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such acquisition, reorganization, reclassification, transfer, consolidation, merger, asset transfer, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property

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deliverable upon such acquisition, reorganization, reclassification, transfer, consolidation, merger, asset transfer, dissolution, liquidation or winding up.

(p) 19.99% Limitation. Notwithstanding anything in this Certificate of Designations to the contrary, if, at the time that any shares of Series A Stock are converted pursuant to the terms hereof, the Common Stock is listed for quotation on The Nasdaq SmallCap Market or The Nasdaq National Market (collectively, “Nasdaq”), then, without the prior approval of the Company’s stockholders in accordance with the rules of Nasdaq, in no event shall the Company issue shares of Common Stock upon conversion of the Series A Stock to the extent that the total aggregate number of shares of Common Stock issued or deemed to be issued at any time to any holder or all holders of Series A Stock would exceed 19.99% of the issued and outstanding shares of Common Stock immediately prior to the effective time of the merger of Arius Pharmaceuticals, Inc., a Delaware corporation, with and into Arius Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company.

6. No Reissuance of Series A Stock. No share or shares of Series A Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued. In addition, this Certificate of Designations shall be appropriately amended to effect the corresponding reduction in the Company’s authorized stock.

7. No Preemptive Rights. No stockholders of the Company, including, without limitation, the holders of Series A Stock, shall have preemptive rights.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Series A Non-Voting Convertible Preferred Stock to be duly executed by its President and Chief Executive Officer and attested to by its Secretary on this 20th day of August, 2004.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Francis E. O’Donnell, Jr.
Name: Francis E. O’Donnell, Jr.
Title: President and Chief Executive Officer

ATTEST:

/s/ James A. McNulty
James A. McNulty, Secretary

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CERTIFICATE OF CORRECTION OF

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

SERIES A NON-VOTING CONVERTIBLE PREFERRED STOCK

OF

BIODELIVERY SCIENCES INTERNATIONAL, INC.

It is hereby certified that:

1. The name of the corporation is BioDelivery Sciences International, Inc. (the “Corporation”).

2. The Certificate of Designations, Preferences and Rights of Series A Non-Voting Convertible Preferred Stock of the Corporation (the “Certificate of Designations”), which was filed with the Secretary of State of Delaware on August 20, 2004 is hereby corrected.

3. The inaccuracy to be corrected in the Certificate of Designations is as follows:

The first proviso in Section 3(a) of the Certificate of Designations was included in the Certificate of Designations by error.

4. The portion of the instrument in corrected form is as follows:

Section 3(a) of the Certificate of Designations is hereby corrected in its entirety to read as follows:

(a) Upon any Liquidation Event (as defined below), subject to the rights and preferences of any shares of the Company’s preferred stock having liquidation rights senior to those of the Series A Stock, the assets and funds of the Company legally available for distribution to its stockholders shall be distributed ratably (the “Liquidation Event Distribution”) among the holders of the Common Stock and Series A Stock as if such shares of Series A Stock had been converted into Common Stock at the then-applicable Series A Stock Conversion Rate immediately prior to such distribution, without any further action by the holders of such shares; provided, however, that all declared and unpaid dividends, if any, shall be paid to holders of Series A Stock in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock’s fair market value determined by the Board as of the date of such payment); provided further, however, that the Company’s obligations with respect to the Liquidation Event Distribution shall be contingent upon the delivery of the certificates evidencing such shares of Series A Stock to the Company or its transfer agent as provided below, or the notification by the holder to the Company or its transfer agent that such certificates have been lost, stolen or destroyed and execution of an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates;

Dated: August 25, 2004

/s/ James A. McNulty
James A. McNulty
Secretary, Treasurer and Chief Financial Officer

State of Delaware Secretary of State Division of Corporations Delivered 03:10 PM 08/25/2004 FILED 03:10 PM 08/25/2004 SRV 040621854 - 3515699 FILE

State of Delaware Secretary of State Division of Corporations Delivered 09:27 AM 09/02/2004 FILED 09:27 AM 09/02/2004 SRV 040640143 - 3515699 FILE

CERTIFICATE OF CORRECTION OF

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

SERIES A NON-VOTING CONVERTIBLE PREFERRED STOCK

OF

BIODELIVERY SCIENCES INTERNATIONAL, INC.

It is hereby certified that:

1. The name of the corporation is BioDelivery Sciences International, Inc. (the “Corporation”).

2. The Certificate of Designations, Preferences and Rights of Series A Non-Voting Convertible Preferred Stock of the Corporation (as corrected, the “Certificate of Designations”), which was filed with the Secretary of State of Delaware on August 20, 2004 is hereby further corrected.

3. The inaccuracy to be corrected in the Certificate of Designations is as follows:

Certain provisions contained in Section 5(p) of the Certificate of Designations were included in the Certificate of Designations by error.

4. The portion of the instrument in corrected form is as follows:

Section 5(p) of the Certificate of Designations is hereby corrected in its entirety to read as follows:

(p) 19.99% Limitation. Notwithstanding anything in this Certificate of Designations to the contrary, without the prior approval of the Company’s stockholders, in no event shall the Company issue shares of Common Stock at any time upon conversion of the Series A Stock to the extent that the total aggregate number of shares of Common Stock issued or deemed to be issued at any time to any holder or all holders of Series A Stock would exceed 19.99% of the issued and outstanding shares of Common Stock immediately prior to the effective time of the merger of Arius Pharmaceuticals, Inc., a Delaware corporation, with and into Arius Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company.

Dated: September 2, 2004

/s/ James A. McNulty
James A. McNulty
Secretary, Treasurer and Chief Financial Officer

State of Delaware Secretary of State Division of Corporations Delivered 05:18 PM 09/03/2004 FILED 05:18 PM 09/03/2004 SRV 040645497 - 3515699 FILE

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES B CONVERTIBLE PREFERRED STOCK

OF

BIODELIVERY SCIENCES INTERNATIONAL, INC.

Acting pursuant to Sections 151(a) and (g) of the Delaware General Corporation Law, the undersigned, Francis E. O’Donnell, Jr., the duly elected and acting Chairman, President and Chief Executive Officer of BioDelivery Sciences International, Inc., a Delaware corporation, hereby certifies that the Board of Directors of the Company duly approved the following Certificate of Designation of Series B Convertible Preferred Stock of the Company on August 23, 2004, and that the Certificate of Incorporation of the Company expressly authorizes the Board to so designate and issue one or more series of preferred stock, par value $.001 per share, of the Company. The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the shares said Series B Convertible Preferred Stock of the Company are as described in the following resolution, duly adopted by the Board of Directors of the Company:

“WHEREAS, the Certificate of Incorporation of BioDelivery Sciences International, Inc., a Delaware corporation (the “Company”) authorizes a class (or classes) of up to five million (5,000,000) shares of preferred stock, par value $.001 per share (the “Preferred Stock”), and provides that such Preferred Stock may be issued from time to time in one or more series and vests authority in the Board of Directors of the Company (the “Board”) to fix or alter the rights, preferences, privileges, restrictions and other matters granted to or imposed upon any wholly unissued series of the Preferred Stock; and

WHEREAS, it is the desire of the Board to fix and determine the rights, preferences, privileges, restrictions and other matters relating to nine hundred and forty-one thousand one hundred and seventy-seven (941,177) shares of Series B Convertible Preferred Stock of the Company (the “Series B Stock”).

NOW, THEREFORE, BE IT RESOLVED, that pursuant to authority expressly granted to and vested in the Board by the Certificate of Incorporation of the Company, there is hereby created, out of the five million (5,000,000) shares of Preferred Stock authorized in Article FOURTH of the Certificate of Incorporation a series of Preferred Stock, consisting of nine hundred and forty-one thousand one hundred and seventy-seven (941,177) shares and having the designations, powers, number, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof set forth below:

A. Authorized Number. Nine hundred and forty-one thousand one hundred and seventy-seven (941,177) shares of the authorized shares of Preferred Stock are hereby designated “Series B Convertible Preferred Stock.”

B. Ranking. The Series B Stock shall rank, as to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Company: (a) senior to the shares of common stock, par value $.001 per share, of the Company (the “Common Stock”), (b) senior to the shares of Series A Non-Voting Convertible Preferred Stock, par value .001 per share (“Series A Stock”), (c) senior to any other class or series of capital stock issued by the Company which by its terms ranks junior to the Series B Stock (collectively, with the Common Stock and the Series A Stock, the “Junior Stock”), (d) pari passu with any class or series of capital stock issued by the Company which by its terms ranks pari passu with the Series B Stock (the “Parity Stock”) and (e) junior to any class or series of capital stock issued by the Company which by its terms ranks senior to the Series B Stock (the “Senior Stock”).

C. Designation. The rights, preferences, privileges, restrictions and other matters relating to Series B Stock are as follows:

1. Dividend Rights.

(a) Computation and Preference of Cumulative Cash Dividends. Subject to the rights of the holders of any Parity Stock or Senior Stock which may be issued from time to time by the Company, the holders of the outstanding shares of Series B Stock shall be entitled to receive, out of any funds legally available therefor, prior and in preference to any declaration or payment of any cash dividend on any shares of Junior Stock, cash dividends or distributions on a cumulative (but not compounding) basis at the annual rate of four and one-half percent (4.5%), compounded annually, of the Series B Face Amount (as defined below), calculated on a 360-day per year basis, based on the actual number of days elapsed. Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be cumulative (but not compounding) and shall accrue from the date of the initial issuance of the applicable shares of Series B Preferred by the Company. No dividends or other distributions shall be made on or with respect to any shares of Junior Stock unless, prior thereto, all declared and unpaid dividends on the Series B Stock shall be declared, set aside and paid on all the then outstanding shares of Series B Stock, payable as if such shares of Series B Stock were fully converted into shares of Common Stock. As used in this Certificate of Designations, the term “Series B Face Amount” shall mean an amount equal to $4.25 per share of Series B Stock (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Company’s capital structure (collectively, “Splits”)).

(b) Certain Calculation Conventions. For purposes of calculating dividends for the Series B Stock, on each anniversary of the issuance date for such share of Series B Stock, the accrued and unpaid dividends for the prior one year shall be deemed added to the Series B Face Amount, for purposes of calculating the amount of dividends on the Series B Stock thereafter. Dividends on the outstanding shares of Series B Stock shall accrue from day to day on each share from the date of original issuance of such share, whether or not earned or declared, and shall accrue until paid. All numbers relating to calculation of cumulative dividends shall be subject to equitable adjustment in the event of any Splits.

(c) In-Kind Distributions. The holders of the outstanding shares of Series B Stock shall be entitled to receive in-kind distributions of property made by the Company (including, without limitation, in the case of a distribution by the Company spin-off of limited

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liability company interests in the Company’s subsidiary, Bioral Nutrient Delivery, LLC) on an as converted basis.

(d) Payment in Common Stock. Each dividend on the outstanding shares of the Series B Stock shall be paid, at the sole election of the Company, in either cash or in shares of Common Stock. If the Company elects to pay dividends in shares of Common Stock, dividends shall be paid in full shares only, with an additional share to be paid for any fractional shares. Upon conversion of any shares of the Series B Stock, the dividends provided for under this Section (C)(1) shall cease to accrue, provided, however, that any dividends declared on the Common Stock to be received upon conversion of the shares of Series B Stock (the “Conversion Shares”) shall accrue on any such Conversion Shares, including shares of Common Stock received in payments of the dividends provided for under this Section (C)(1).

2. Voting Rights. The holders of shares of Series B Stock shall not have any voting or approval rights whatsoever. Notwithstanding the foregoing, the Company shall not amend or modify this Certificate of Designations without the prior written consent of the holders of a majority of the then outstanding shares of Series B Stock.

3. Liquidation Rights.

(a) Subject to the rights of the holders of any Parity Stock or Senior Stock which may be issued from time to time by the Company, upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of Series B Stock shall be entitled to be paid out of the assets of the Company an amount per share of Series B Stock equal to the Series B Face Amount (as adjusted for any Splits), plus all declared and unpaid dividends on such shares of Series B Stock, if any (collectively, the “Series B Liquidation Preference).

(b) After the payment of the full Series B Liquidation Preference, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of any Junior Stock, including the holders of Common Stock. The holders of Series B Stock shall not participate in any such distribution of remaining assets.

(c) Subject to the rights of the holders of any Parity Stock or Senior Stock which may be issued from time to time by the Company, if, upon any liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full of the Series B Liquidation Preference to all holders of Series B Stock, then such assets shall be distributed among the holders of Series B Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

4. Redemption.

(a) No Redemption by Series B Stock Holders. There shall be no obligation on the part of the Company to redeem any shares of Series B Stock nor any right of any holder of Series B Stock to submit any such shares for redemption or otherwise cause the Company to purchase such shares.

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(b) Optional Redemption by the Company.

(i) Generally. If not earlier redeemed, part or all of the Series B Stock shall be subject to optional redemption by the Company at any time prior to conversion at a redemption price equal to the Series B Face Amount per share plus any accrued but unpaid dividends thereon (the “Redemption Price per Share”).

(ii) Number of Shares Subject to Redemption. Any redemption of fewer than all outstanding shares of Series B Stock effected pursuant to this Section (C)4(b) shall be made on a pro-rata basis among the holders of the Series B Stock in proportion to the shares of Series B Stock then held by them.

(iii) Redemption Date; Notice of Redemption. Any date on which a redemption is effectuated shall be known herein as the “Series B Redemption Date.” At least 10 but no more than 30 days prior to each Series B Redemption Date written notice shall be delivered to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series B Stock to be redeemed, at the address, fax number or e-mail address last shown on the records of the Company for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Series B Redemption Date, the Redemption Price per Share, the place at which payment may be obtained and calling upon such holder to surrender to the Company, in the manner and at the place designated, its certificate or certificates representing the shares to be redeemed (the “Series B Redemption Notice”).

(iv) Redemption Procedure.

(A) Except as provided in Section (C)4(c) below, on or after the Series B Redemption Date, each holder of Series B Preferred Stock to be redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Series B Redemption Notice, and thereupon the Series B Redemption Price per Share for the aggregate shares redeemed shall be paid to the order of the person or entity (“Person”) whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event that less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(B) From and after the Series B Redemption Date, unless there shall have been a default in payment in connection with such redemption, all rights of the holders of shares of Series B Stock designated for redemption in the Series B Redemption Notice as holders of Series B Stock (except the right to receive the redemption price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

(c) Certain Redemption Restrictions. Subject to the rights of the holders of any Parity Stock or Senior Stock which may be issued from time to time by the

4

Company, if funds of the Company legally available for redemption of shares of Series B Stock on any Series B Redemption Date are insufficient to redeem the total number of shares of Series B Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series B Stock. The shares of Series B Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of other series of Preferred Stock which may from time to time come into existence, at any time thereafter when additional funds of the Company are legally available for the redemption of shares of Series B Stock, such funds will immediately be used to redeem the balance of the shares which the Company has become obliged to redeem on any Series B Redemption Date but which it has not redeemed.

5. Conversion Rights. The holders of Series B Stock shall have the following rights with respect to the conversion of Series B Stock into shares of Common Stock:

(a) Optional Conversion. Subject to and in compliance with the provisions of this Section (C)(5), all or any portion of the shares of Series B Stock held by the holders thereof may be converted, at the option of the holders thereof, into fully-paid and nonassessable shares of Common Stock at any time following (but not prior to) the earliest to occur of:

(i) the occurrence of a Change of Control; or

(ii) April 1, 2006.

The number of shares of Common Stock to which a holder of Series B Stock shall be entitled upon conversion shall be the product obtained by multiplying the Series B Stock Conversion Rate (as defined below) then in effect by the number of shares of Series B Stock being converted. As used herein, the term “Change in Control” shall mean the occurrence of one or more of the following events: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person (together with such Person’s affiliates and associates within the meanings set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), in a single transaction or through a series of related transactions, of securities of the Company ordinarily having the right to elect a majority of directors or other individuals performing similar functions, (b) any sale or disposition, in a single transaction or through a series of related transactions, of all or substantially all of the assets of the Company, other than leases, licenses and/or distribution arrangements entered into by the Company consistent with industry practice with respect to non-sale transactions, (c) any merger or consolidation of the Company with or into another Person, or (d) the adoption of a plan relating to the liquidation or dissolution of the Company.

(b) Conversion Rate. The conversion rate in effect at any time for conversion of the Series B Stock (the “Series B Stock Conversion Rate”) shall be the quotient obtained by dividing the Series B Face Amount by the Series B Stock Conversion Price (as defined below).

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(c) Conversion Price. The conversion price for Series B Stock (the “Series B Stock Conversion Price”) shall initially be Four Dollars and Twenty-Five Cents ($4.25) per share. Such initial Series B Stock Conversion Price shall be adjusted from time to time in accordance with this Section (C)(5). All references to Series B Stock Conversion Price herein shall mean the Series B Stock Conversion Price as so adjusted.

(d) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series B Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock’s fair market value (as determined by the Board) on the date of conversion.

(e) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(f) Notices. Any notice required by the provisions of this Section (C)5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

(g) Mechanics of Conversion. Each holder of Series B Stock who converts the same into shares of Common Stock pursuant to this Section (C)(5) shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for Series B Stock, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series B Stock being converted, which may be all or any portion of the shares of Series B Stock held by the holder. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock’s fair market value determined by the Board as of the date of such conversion), any declared and unpaid dividends on the shares of Series B Stock being converted. Such conversion shall be deemed to have been made at the

6

close of business on the date of such surrender of the certificates representing the shares of Series B Stock to be converted, and the Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(h) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date that the first share of Series B Stock is issued (the “Series B Original Issue Date”) effect a subdivision of the outstanding Common Stock without a corresponding subdivision of Series B Stock, the Series B Stock Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Series B Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of Series B Stock, the Series B Stock Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section (C)(5)(h) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(i) Adjustment for Common Stock Dividends and Distributions. If the Company at any time or from time to time after the Series B Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series B Stock Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series B Stock Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series B Stock Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series B Stock Conversion Price shall be adjusted pursuant to this Section (C)(5)(i) to reflect the actual payment of such dividend or distribution.

(j) Adjustments for Other Dividends and Distributions. If the Company at any time or from time to time after the Series B Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event provision shall be made so that the holders of Series B Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Company which they would have received had their Series B Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments

7

called for during such period under this Section (C)5 with respect to the rights of the holders of Series B Stock or with respect to such other securities by their terms.

(k) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Series B Original Issue Date, the shares of Common Stock issuable upon the conversion of Series B Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section (C)(5)), in any such event each holder of Series B Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series B Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(l) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Series B Original Issue Date, there is a capital reorganization of Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section (C)(5)), as a part of such capital reorganization, provision shall be made so that the holders of Series B Stock shall thereafter be entitled to receive upon conversion of Series B Stock the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section (C)(5) with respect to the rights of the holders of Series B Stock after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Series B Stock Conversion Price then in effect and the number of shares issuable upon conversion of the Series B Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(m) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series B Stock Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of Series B Stock, if Series B Stock is then convertible pursuant to this Section (C)(5), the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series B Stock at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Series B Stock Conversion Price at the time in effect, (3) the number of Additional Shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series B Stock.

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(n) Notices of Record Date. Upon: (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other entity, or any transfer of all or substantially all of the assets of the Company or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series B Stock at least ten (10) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such acquisition, reorganization, reclassification, transfer, consolidation, merger, asset transfer, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such acquisition, reorganization, reclassification, transfer, consolidation, merger, asset transfer, dissolution, liquidation or winding up.

(o) 19.99% Limitation. Notwithstanding anything in this Certificate of Designations to the contrary, without the prior approval of the Company’s stockholders, in no event shall the Company issue shares of Common Stock at any time upon conversion of the of: (i) the first $1.25 million face value of Series B Stock (representing 294,117 shares of Series B Stock), plus (ii) any additional shares of Series B Stock, the proceeds from the sale of which are used by the Company in connection with the acquisition Arius Pharmaceuticals, Inc., a Delaware corporation (“Arius”) plus (iii) all shares of Series A Stock (collectively, the “Aggregated Stock”) to the extent that the total aggregate number of shares of Common Stock issued or deemed to be issued at any time to any holder or all holders of the Aggregated Stock would exceed 19.99% of the issued and outstanding shares of Common Stock immediately prior to the effective time of the merger of Arius with and into Arius Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company.

6. No Reissuance of Series B Stock. No share or shares of Series B Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued. In addition, this Certificate of Designations shall be appropriately amended to effect the corresponding reduction in the Company’s authorized stock.

7. No Preemptive Rights. No stockholders of the Company, including, without limitation, the holders of Series B Stock, shall have preemptive rights.

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IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Series B Convertible Preferred Stock to be duly executed by its President and Chief Executive Officer and attested to by its Secretary on this 3rd day of September, 2004.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Francis E. O’Donnell, Jr.
Name: Francis E. O’Donnell, Jr.
Title: President and Chief Executive Officer

ATTEST:

/s/ James A. McNulty
James A. McNulty, Secretary

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State of Delaware Secretary of State Division of Corporations Delivered 04:38 PM 02/22/2007 FILED 04:43 PM 02/22/2007 SRV 070210244 - 3515699 FILE

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES C NON VOTING CONVERTIBLE PREFERRED STOCK

OF

BIODELIVERY SCIENCES INTERNATIONAL, INC.

Acting pursuant to Sections 151 (a) and (g) of the Delaware General Corporation Law, the undersigned, Mark A. Sirgo, the duly elected and acting President and Chief Executive Officer of BioDelivery Sciences International, Inc., a Delaware corporation, hereby certifies that the Board of Directors of the Company duly approved the following Certificate of Designation of Series C Non-Voting Convertible Preferred Stock of the Company on February 11, 2007, and that the Certificate of Incorporation of the Company expressly authorizes the Board to so designate and issue one or more series of preferred stock, par value $.001 per share, of the Company. The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the shares said Series C Non-Voting Convertible Preferred Stock of the Company are as described in the following resolution, duly adopted by the Board of Directors of the Company:

“WHEREAS, the Certificate of Incorporation of BioDelivery Sciences International, Inc., a Delaware corporation (the “Company”) authorizes a class (or classes) of up to five million (5,000,000) shares of preferred stock, par value $.001 per share (the “Preferred Stock”), and provides that such Preferred Stock may be issued from time to time in one or more series and vests authority in the Board of Directors of the Company (the “Board”) to fix or alter the rights, preferences, privileges, restrictions and other matters granted to or imposed upon any wholly unissued series of the Preferred Stock;

WHEREAS, it is the desire of the Board to fix and determine the rights, preferences, privileges, restrictions and other matters relating to one million six hundred forty-seven thousand and fifty nine (1,647,059) shares of Series C Non-Voting Convertible Preferred Stock of the Company (the “Series C Stock”)

NOW, THEREFORE, BE IT RESOLVED, that pursuant to authority expressly granted to and vested in the Board by the Certificate of Incorporation of the Company, there is hereby created, out of the five million (5,000,000) shares of Preferred Stock authorized in Article FOURTH of the Certificate of Incorporation a series of Preferred Stock, consisting of one million six hundred forty-seven thousand and fifty nine (1,647,059) shares and having the designations, powers, number, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof set forth below:

A. Authorized Number. One million six hundred forty-seven thousand and fifty nine (1,647,059) of the authorized shares of Preferred Stock are hereby designated “Series C Non-Voting Convertible Preferred Stock ”

B. Designation. The rights, preferences, privileges, restrictions and other matters relating to Series C Stock are as follows:

1. Dividend Rights. Holders of Series C Stock shall be entitled to receive, pari passu with holders of common stock, par value $.001 per share, of the Company (the “Common Stock”), all cash or in-kind dividends or distributions (including, without limitation, in the case of a distribution by the Company spin-off of limited liability company interests in the Company’s subsidiary, Bioral Nutrient Delivery, LLC) on an as converted basis from time to time at any time declared, set aside, or paid by the Company in an amount that would have been received by the holders of Series C Stock (assuming, for purposes of the calculation, that the holders of Series C Stock had lawfully converted such Series C Stock into shares of Common Stock immediately prior to the record date for determining the holders of Common Stock entitled to receive such distribution at the then-applicable Series C Stock Conversion Rate), in each case only when, as and if declared by the Board, and, in the case of cash dividends, only out of funds that are legally available therefor. Such dividends shall be non-cumulative.

2. Voting Rights. The holders of shares of Series C Stock shall not have any voting or approval rights whatsoever except as expressly set forth herein. Notwithstanding the foregoing, the Company shall not amend or modify this Certificate of Designations without the prior written consent of the holders of a majority of the then outstanding shares of Series C Stock.

3. Liquidation Rights.

(a) Upon any Liquidation Event (as defined below), subject to the rights and preferences of any shares of the Company’s preferred stock having liquidation rights senior to those of the Series C Stock, the assets and funds of the Company legally available for distribution to its stockholders shall be distributed ratably (the “Liquidation Event Distribution”) among the holders of the Common Stock and Series C Stock as if such shares of Series C Stock had been converted into Common Stock at the then-applicable Series C Stock Conversion Rate immediately prior to such distribution, without any further action by the holders of such shares; provided, however, that all declared and unpaid dividends, if any, shall be paid to holders of Series C Stock in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock’s fair market value determined by the Board as of the date of such payment); provided further, however, that the Company’s obligations with respect to the Liquidation Event Distribution shall be contingent upon the delivery of the certificates evidencing such shares of Series C Stock to the Company or its transfer agent as provided below, or the notification by the holder to the Company or its transfer agent that such certificates have been lost, stolen or destroyed and execution of an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates;

(b) For purposes hereof, the term “Liquidation Event” shall mean (i) any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, or (ii) a transaction or series of related transactions resulting in any of the following:

(A) a sale, lease, transfer, exchange or other disposition of all or substantially all the assets of the Company;

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(B) a merger (with or into any other entity), consolidation, sale or reorganization.

(C) the transfer by one or more stockholders of the Company of securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company.

(c) Upon the occurrence of any Liquidation Event that would involve the distribution of assets other than cash with respect to the outstanding shares of Series C Stock, the amount of such distribution shall be the fair market value thereof at the time of such distribution as determined in good faith by the Board of Directors of the Company, and any securities to be distributed in such event shall be valued as follows:

(i) Securities not subject to investment letter or other similar restrictions on free marketability covered by subsection (ii) hereof:

(A)

if traded on a securities exchange or through the Nasdaq Global Market or Nasdaq Capital Market, the value shall be deemed to be the average of the closing sales prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the closing;

(B)

if actively traded over-the-counter, the value shall be deemed to be the average of the closing sale prices (whichever is applicable) over the 30-day period ending three (3) business days prior to the closing; and

(C)	if there is no active public market, the value shall be the fair market value thereof, as reasonably determined by the Board of Directors of the Company in good faith.

(ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as provided in clauses (A), (B) or (C) of subsection (i) of this. subsection (c), to reflect the adjusted fair market value thereof, as reasonably determined by the Board of Directors of the Company in good faith.

4. Redemption. There shall be no obligation on the part of the Company to redeem any shares of Series C Stock nor on the part of any holder thereof to submit any such shares for redemption.

5. Conversion Rights. The holders of Series C Stock shall have the following rights with respect to the conversion of Series C Stock into shares of Common Stock:

3

(a) Optional Conversion. Subject to and in compliance with the provisions of this Section 5, all (but not less than all) of the shares of Series C Stock held by the holders thereof may be converted, at the individual option of each such holder, into fully-paid and non-assessable shares of Common Stock at any time following (but not prior to) the earliest to occur of:

(i) the public announcement by the Company of positive outcome of the Company’s Phase III efficacy trial (FEN-201) for its BEMA Fentanyl product (a “FEN-201 Event”) As used in this Section 5(a)(i) the term “positive outcome” means a statistically significant difference (p less than or equal to 0.05) in the primary efficacy endpoint comparing active to placebo; or

(ii) August 24, 2009.

The number of shares of Common Stock to which a holder of Series C Stock shall be entitled upon conversion shall be the product obtained by multiplying the Series C Stock Conversion Rate (as defined below) then in effect by the number of shares of Series C Stock being converted.

(b) Termination Conversion.

(i) Upon termination by the Company of the employment of Mark A, Sirgo (“Sirgo”) with the Company without Good Cause (as that term is defined in, and otherwise in accordance with, that certain Employment Agreement between Sirgo and the Company, dated August 24, 2004, as amended (the “Sirgo Agreement’’)) or the termination of such employment by Sirgo for Good Reason (as defined in the Sirgo Agreement), in either case prior to a FEN-201 Event, all (but not less than all) of the shares of Series C Stock held by Sirgo may be converted, at the option of Sirgo, into fully-paid and non-assessable shares of Common Stock at any time thereafter.

(ii) Upon termination by the Company of the employment of Andrew L. Finn (“Finn”) with the Company without Good Cause (as that term is defined in, and otherwise in accordance with, that certain Employment Agreement, dated August 24, 2004 between Finn and the Company, as amended (the “Finn Agreement”)) or termination of such employment by Finn for Good Reason (as defined in the Finn Agreement), prior to a FEN-201 Event in either case, all (but not less than all) of the shares of Series C Stock held by Finn may be converted, at the option of Finn, into fully-paid and non-assessable shares of Common Stock at any time thereafter.

The number of shares of Common Stock to which a holder of Series C Stock shall be entitled upon conversion shall be the product obtained by multiplying the Series C Stock Conversion Rate (as defined below) then in effect by the number of shares of Series C Stock being converted.

(c) Conversion Rate. The conversion rate in effect at any time for conversion of the Series C Stock (the “Series C Stock Conversion Rate”) shall be the quotient

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obtained by dividing the Series C Stock Original Issue Price by the Series C Stock Conversion Price (as defined below). The “Series C Original Issue Price” shall be Four Dollars and Twenty-Five Cents ($4.25) per share.

(d) Conversion Price. The conversion price for Series C Stock (the “Series C Stock Conversion Price”) shall initially be Four Dollars and Twenty-Five Cents ($4.25) per share, which is equal to one hundred percent 100% of the Series C Original Issue Price. Such initial Series C Stock Conversion Price shall be adjusted from time to time in accordance with this Section 5. All references to Series C Stock Conversion Price herein shall mean the Series C Stock Conversion Price as so adjusted.

(e) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series C Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series C Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock’s fair market value (as determined by the Board) on the date of conversion.

(f) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series C Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series C Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(g) Notices. Any notice required by the provisions of this Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

(h) Mechanics of Conversion. Each holder of Series C Stock who converts the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for Series C Stock, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series C Stock being converted, which shall be no less than all of the shares of Series C Stock held by the holder, Thereupon, or, with respect to any voluntary conversion of Series C Stock following a

5

Conversion Event, but prior to the occurrence of any other condition permitting voluntary conversion of a holder’s Series C Stock under Section 5(a) or Section 5(b), no sooner than thirty (30) days following notice from such holder regarding such conversion, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock’s fair market value determined by the Board as of the date of such conversion), any declared and unpaid dividends on the shares of Series C Stock being converted, Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series C Stock to be converted, or, with respect to any voluntary conversion of Series C Stock following a Conversion Event, but prior to the occurrence of any other condition permitting voluntary conversion of a holder’s Series C Stock under Section 5(a) or Section 5(b), on the date thirty (30) days following notice from such holder regarding such conversion, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(i) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date that the first share of Series C Stock is issued (the “Series C Original Issue Date”) effect a subdivision of the outstanding Common Stock without a corresponding subdivision of Series C Stock, the Series C Stock Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Series C Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of Series C Stock, the Series C Stock Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(j) Adjustment for Common Stock Dividends and Distributions. If the Company at any time or from time to time after the Series C Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series C Stock Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series C Stock Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series C Stock Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series C Stock Conversion Price shall be adjusted pursuant to this Section 5(i) to reflect the actual payment of such dividend or distribution.

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(k) Adjustments for Other Dividends and Distributions. If the Company at any time or from time to time after the Series C Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event provision shall be made so that the holders of Series C Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Company which they would have received had their Series C Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of Series C Stock or with respect to such other securities by their terms.

(l) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Series C Original Issue Date, the shares of Common Stock issuable upon the conversion of Series C Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), in any such event each holder of Series C Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series C Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(m) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Series C Original Issue Date, there is a capital reorganization of Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5 or (ii) a Liquidation Event, as defined in Section 3 above), as a part of such capital reorganization, provision shall be made so that the holders of Series C Stock shall thereafter be entitled to receive upon conversion of Series C Stock the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series C Stock after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Series C Stock Conversion Price then in effect and the number of shares issuable upon conversion of the Series C Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(n) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series C Stock Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of Series C Stock, if Series C Stock is then convertible pursuant to this Section 5, the Company, at its expense, shall compute such

7

adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series C Stock at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Series C Stock Conversion Price at the time in effect, (3) the number of Additional Shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series C Stock.

(o) Notices of Record Date. Upon: (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other entity, or any transfer of all or substantially all of the assets of the Company or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series C Stock at least ten (10) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such acquisition, reorganization, reclassification, transfer, consolidation, merger, asset transfer, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such acquisition, reorganization, reclassification, transfer, consolidation, merger, asset transfer, dissolution, liquidation or winding up.

6. No Reissuance of Series C Stock. No share or shares of Series C Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued. In addition, this Certificate of Designations shall be appropriately amended to effect the corresponding reduction in the Company’s authorized stock.

7. No Preemptive Rights. No stockholders of the Company, including, without limitation, the holders of Series C Stock, shall have preemptive rights.

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IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Series C Non-Voting Convertible Preferred Stock to be duly executed by its President and Chief Executive Officer and attested to by its Secretary on this 22nd day of February, 2007.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Mark A. Sirgo
Name: Mark A. Sirgo
Title: President and Chief Executive Officer

ATTEST:

/s/ James A. McNulty
James A. McNulty, Secretary

9

State of Delaware Secretary of State Division or Corporations Delivered 12:00 PM 07/25/2008 FILED 12:00 PM 07/25/2008 SRV 080819097 – 3515699 FILE

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

BIODELIVERY SCIENCES INTERNATIONAL, INC.

Under Section 242 of the Delaware General Corporation Law

IT IS HEREBY CERTIFIED THAT:

1. The name of the corporation is BioDelivery Sciences International, Inc. (the “Corporation”). The original Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) was filed with the Secretary of the State of Delaware on April 18, 2002.

2. The amendment of the Certificate of Incorporation effected by this Certificate of Amendment is to create a classified board of directors comprised of three classes with staggered terms.

3. The Certificate of Incorporation is herby amended by added thereto a new Article “TWELFTH”, and said Article shall read as follows:

“TWELFTH: The Board of Directors shall be divided into three classes, each such class as nearly equal in number as the then-authorized number of Directors constituting the Board of Directors permits, with the term of office of one class expiring each year. At the annual meeting of stockholders following approval of amendment to the Certificate of Incorporation, the stockholders shall elect the one class of Directors for a term expiring at the annual meeting of stockholders to be held in 2009, another class of Directors for a term expiring at the annual meeting of stockholders to be held in 2010, and another class of Directors for a term expiring at the annual meeting of stockholders to be held in 2011. Thereafter, each Director shall serve for a term ending at the third annual meeting of stockholders of the Corporation following the annual meeting at which such Director was elected. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.”

4. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officer signatory below this 24th day of July, 2008.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ James A. McNulty

Name: James A. McNulty
Title: Chief Financial Officer

State of Delaware Secretary of State Division of Corporations Delivered 03:15 PM 02/12/2009 FILED 02:44 PM 02/12/2009 SRV 090135229 – 3515699 FILE

CERTIFICATE OF ELIMINATION

OF THE

SERIES A NON-VOTING CONVERTIBLE PREFERRED STOCK,

SERIES B CONVERTIBLE PREFERRED STOCK

AND

SERIES C NON-VOTING CONVERTIBLE PREFERRED STOCK

OF

BIODELIVERY SCIENCES INTERNATIONAL, INC.

Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware

BioDelivery Sciences International, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies as follows:

FIRST: That, pursuant to Section 151 of the DGCL and authority granted in Company’s Certificate of Incorporation (as amended, the “Certificate of Incorporation”), the Board of Directors of the Company (the “Board”) previously designated 1,647,059 shares of authorized shares of preferred stock of the Company as Series A Non-Voting Convertible Preferred Stock, par value $.001 per share, of the Company (the “Series A Preferred Stock”), 941,177 shares of authorized shares of preferred stock of the Company as Series B Convertible Preferred Stock, par value $.001 per share, of the Company (the “Series B Preferred Stock”), and 1,647,059 shares of authorized shares of preferred stock of the Company as Series C Non-Voting Convertible Preferred Stock, par value $.001 per share, of the Company (the “Series C Preferred Stock”).

SECOND: That no shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are outstanding and no shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock will be issued by the Company.

THIRD: That the following resolutions were adopted on February 11, 2009 by Unanimous Written Consent to Action of the Board pursuant to the authority granted by Section 151(g) of the DGCL, approving the filing of a Certificate of Elimination of the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock (the “Certificate of Elimination”):

“WHEREAS, by resolution of the Board duly adopted, and by a Certificate of Designations, Rights and Preferences filed with the Office of the Secretary of State of the State of Delaware on August 20, 2004, as corrected on August 25, 2004 and September 2, 2004 (the “Series A Certificate of Designations”), 1,647,059 shares of authorized shares of preferred stock of the Company were designated as Series A Non-Voting Convertible Preferred Stock, par value $.001 per share, of the Company (the “Series A Preferred Stock”), which certificate established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions of the Series A Preferred Stock;

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WHEREAS, by resolution of the Board duly adopted, and by a Certificate of Designations, Rights and Preferences filed with the Office of the Secretary of State of the State of Delaware on September 3, 2004 (the “Series B Certificate of Designations”), 941,177 shares of authorized shares of preferred stock were designated as Series B Convertible Preferred Stock, par value $.001 per share, of the Company (the “Series B Preferred Stock”), which certificate established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions of the Series B Preferred Stock;

WHEREAS, by resolution of the Board duly adopted, and by a Certificate of Designations, Rights and Preferences filed on February 22, 2007 (the “Series C Certificate of Designations”), all 1,647,059 shares of the Series A Preferred Stock (consisting of all of the designated Series A Preferred Stock shares) were exchanged for 1,647,059 shares of newly designated Series C Non-Voting Convertible Preferred Stock, par value $.001 per share, of the Company (the “Series C Preferred Stock”);

WHEREAS, on January 10, 2007, 341,176 shares of Series B Preferred Stock (consisting of all then outstanding shares of Series B Preferred Stock) were converted into 341,176 shares of common stock, par value $.001 per share, of the Company (the “Common Stock”);

WHEREAS, the agreements to which the Company was a party which necessitated the designation of the Series B Preferred Stock have expired;

WHEREAS, as of December 31, 2007, all 1,647,059 shares of Series C Preferred Stock (consisting of all of the designated Series C Preferred Stock shares) had been converted into 1,647,059 shares of Common Stock pursuant to the terms of the Series C Certificate of Designations; and

WHEREAS, in light of the foregoing, the Board deems it desirable that, pursuant to Section 151(g) of the DGCL, a Certificate of Elimination of the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, in the form set forth as Exhibit A hereto (the “Certificate of Elimination”) be executed and filed with the Secretary of State of the State of Delaware and that all 1,647,059 shares of Series A Preferred Stock, 941,177 shares of Series B Preferred Stock and 1,647,059 shares of Series C Preferred Stock heretofore designated resume the status of authorized and unissued shares of preferred stock, par value $.001 per share, of the Company, and that all matters set forth in the Series A Certificate of Designations, the Series B Certificate of Designations, and the Series C Certificate of Designations be eliminated from the Company’s Certificate of Incorporation (as amended, the “Certificate of Incorporation”).

NOW THEREFORE, BE IT

RESOLVED, as of the date hereof, no shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are outstanding and

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no shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock will be issued by the Company; and be it further

RESOLVED, that each of the executive officers of the Company is hereby authorized and directed, jointly and severally, for and on behalf of the Company, to execute and deliver the Certificate of Elimination and any and all other certificates, agreements and other documents which they may deem necessary or advisable in order to effectuate the elimination of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, as provided by Section 151(g) of the DGCL in accordance with Section 103 of the DGCL; and be it further

RESOLVED, when such Certificate of Elimination become effective, all references to the Series A Preferred Stock, Series B preferred Stock and Series C Preferred Stock in the Certificate of Incorporation shall be eliminated and the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall resume the status of authorized and unissued shares of preferred stock, par value $.001 per share, of the Company, without designation as to series;”

FOURTH: That, in accordance with the Section 151(g) of the DGCL, upon the effective date of the filing of this Certificate of Elimination, the Certificate of Incorporation is hereby amended to eliminate all matters set forth in the Series A Certificate of Designations, the Series B Certificate of Designations, and the Series C Certificate of Designations from the Certificate of Incorporation, and all shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall resume the status of authorized and unissued shares of preferred stock, par value $.001 per share, of the Company, without designation as to series.

IN WITNESS WHEREOF, the Company has caused this Certificate of Elimination to be executed by its duly authorized officers on this 12th day of February, 2009.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ James A. McNulty
Name: James A. McNulty
Title: Secretary, Treasurer and Chief Financial Officer

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State of Delaware Secretary of State Division of Corporations Delivered 04:07 PM 07/22/2011 FILED 03:25 PM 07/22/2011 SRV 110849967 – 3515699 FILE

CERTIFICATE OF AMENDMENT OF

THE CERTIFICATE OF INCORPORATION OF

BIODELIVERY SCIENCES INTERNATIONAL, INC.

Under Section 242 of the Delaware General Corporation Law

BioDelivery Sciences International, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. That the name of the Corporation is BioDelivery Sciences International, Inc. The original Certificate of Incorporation of the Corporation (as amended, the “Certificate of Incorporation”) was filed with the Secretary of the State of Delaware on April 18, 2002.

2. That the amendment of the Certificate of Incorporation effected by this Certificate of Amendment is to increase the authorized shares of common stock, par value $.001, of the Corporation.

3. That the Certificate of Incorporation is hereby amended by deleting the first paragraph of Article FIFTH thereof and replacing such paragraph with the following:

“FIFTH. The total number of shares of capital stock which the Corporation shall have authority to issue is 80,000,000 shares, consisting of 75,000,000 (Seventy-Five Million) shares of common stock, each of par value one-thousandths of one cent ($.001) (the “Common Stock”), and 5,000,000 (Five Million) shares of preferred stock, each of par value one-thousandths of one cent ($.001) (the “Preferred Stock”).””

The remaining text of Article FIFTH of the Certificate of Incorporation will remain unchanged.

4. That said amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

5. That all other provisions of the Certificate of Incorporation remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officer signatory below this 22nd day of July, 2011.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ James A. McNulty
Name: James A. McNulty
Title: Chief Financial Officer, Treasurer and Secretary

State of Delaware Secretary of State Division of Corporations Delivered 01:13 PM 11/30/2012 FILED 01:11 PM 11/30/2012 SRV 121279748 – 3515699 FILE

CERTIFICATE OF DESIGNATION

OF

SERIES A NON-VOTING CONVERTIBLE PREFERRED STOCK

OF

BIODELIVERY SCIENCES INTERNATIONAL, INC.

Pursuant to Section 151 of the

Delaware General Corporation Law

BioDelivery Sciences International, Inc., a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the “DGCL”) does hereby certify that, in accordance with Sections 141(c) and 151 of the DGCL, the following resolution was duly adopted by the Board of Directors of the Corporation at a meeting duly convened on November 20, 2012:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), there is hereby established a series of the Corporation’s authorized preferred stock, par value $.001 per share (the “Preferred Stock”), which series shall be designated as the Series A Non-Voting Convertible Preferred Stock, par value $.001 per share, of the Corporation, with the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation which are applicable to the Preferred Stock of all classes and series) as follows:

SERIES A NON-VOTING CONVERTIBLE PREFERRED STOCK

SECTION 1. DEFINITIONS. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

“Alternate Consideration” shall have the meaning set forth in Section 7(c).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(c).

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 6(d)(iii).

“Closing Sale Price” means, for any security as of any date, the last closing trade price for such security prior to 4:00 p.m., New York City time, on the principal securities exchange or trading market where such security is listed or traded, as reported by Bloomberg, L.P. (or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by Holders of a majority of the then-outstanding Series A Preferred Stock and the Corporation), or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, L.P., or, if no last trade price is reported for such security by Bloomberg, L.P., the average of the bid prices of any market makers for such security as reported on the OTC Pink Market by OTC Markets Group, Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Corporation.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall mean $4.21, as adjusted pursuant to paragraph 7 hereof.

“Conversion Ratio” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock in accordance with the terms hereof.

“Daily Failure Amount” means the product of (x) 0.005 multiplied by (y) the Closing Sale Price of the Common Stock on the applicable Share Delivery Date.

“DGCL” shall mean the Delaware General Corporation Law.

“Distribution” shall have the meaning set forth in Section 7(b).

“DTC” shall have the meaning set forth in Section 6(a).

“DWAC Delivery” shall have the meaning set forth in Section 6(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 7(c).

“Holder” means any holder of Series A Preferred Stock.

“Junior Securities” shall have the meaning set forth in Section 5(a).

“Liquidation Event” shall have the meaning set forth in Section 5(b).

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Parity Securities” shall have the meaning set forth in Section 5(a).

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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“Senior Securities” shall have the meaning set forth in Section 5(a).

“Series A Preferred Stock Register” shall have the meaning set forth in Section 2(b).

“Share Delivery Date” shall have the meaning set forth in Section 6(d)(i).

“Stated Value” shall mean $4.21.

“Trading Day” means a day on which the Common Sock is traded for any period on the principal securities exchange or if the Common Stock is not traded on a principal securities exchange, on a day that the Common Stock is traded on another securities market on which the Common Stock is then being traded.

SECTION 2. DESIGNATION, AMOUNT AND PAR VALUE; ASSIGNMENT.

(a) The series of preferred stock designated by this Certificate shall be designated as the Corporation’s “Series A Non-Voting Convertible Preferred Stock” (the “Series A Preferred Stock”) and the number of shares so designated shall be 2,709,300. Each share of Series A Preferred Stock shall have a par value of $.001 per share.

(b) The Corporation shall register shares of the Series A Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Series A Preferred Stock Register”), in the name of the Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Series A Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. The Corporation shall register the transfer of any shares of Series A Preferred Stock in the Series A Preferred Stock Register, upon surrender of the certificates evidencing such shares to be transferred, duly endorsed by the Holder thereof, to the Corporation at its principal place of business or such other office of the Corporation as may be designated by the Corporation. Upon any such registration or transfer, a new certificate evidencing the shares of Series A Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder, in each case, within three (3) Business Days. The provisions of this Certificate are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder.

SECTION 3. DIVIDENDS. Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of the Series A Preferred Stock equal (on an as-if-converted-to-Common-Stock basis without giving effect for such purposes to the Beneficial Ownership Limitation set forth in Section 6(c) hereof) to and in the same form as dividends (other than dividends in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of Common Stock) are paid on shares of the Common Stock.

SECTION 4. VOTING RIGHTS. Except as otherwise provided herein or as otherwise required by the DGCL, the Series A Preferred Stock shall have no voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series A Preferred Stock: (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock as set forth herein or alter or amend this Certificate of Designation, (b) increase the number of authorized shares of Series A Preferred Stock, or (c) enter into any agreement with respect to any of the foregoing; provided, however, that the foregoing shall not preclude the Corporation from designating or issuing any Junior Securities, Parity Securities or Senior Securities.

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SECTION 5. RANK; LIQUIDATION.

(a) The Series A Preferred Stock shall rank: (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series A Preferred Stock (“Junior Securities”); (iii) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock (“Parity Securities”); and (iv) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to any Series A Preferred Stock (“Senior Securities”), in each case, as to dividends, distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily. The foregoing shall not preclude the Corporation from designating or issuing any Junior Securities, Parity Securities or Senior Securities.

(b) Subject to the prior and superior rights of the holders of any Senior Securities of the Corporation, upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (each, a “Liquidation Event”), each holder of shares of Series A Preferred Stock shall be entitled to receive, in preference to any distributions of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to $.001 per share of Series A Preferred Stock, plus an additional amount equal to any dividends declared but unpaid on such shares, before any payments shall be made or any assets distributed to holders of any class of Common Stock or Junior Securities. If, upon any such Liquidation Event, the assets of the Corporation shall be insufficient to pay the holders of shares of the Series A Preferred Stock the amount required under the preceding sentence, then all remaining assets of the Corporation shall be distributed ratably to holders of the shares of the Series A Preferred Stock and Parity Securities.

(c) After payment to the holders of shares of the Series A Preferred Stock of the amount required under Section 5(b) and subject to the prior and superior rights of the holders of any Senior Securities of the Corporation, the remaining assets or surplus funds of the Corporation, if any, available for distribution to stockholders shall be distributed ratably among the holders of the Series A Preferred Stock, any other class or series of capital stock that participates with the Common Stock in the distribution of assets upon any Liquidation Event and the Common Stock, with the holders of the Series A Preferred Stock deemed to hold that number of shares of Common Stock into which such shares of Series A Preferred Stock are then convertible (without giving effect for such purposes to the Beneficial Ownership Limitation set forth in Section 6(c) hereof).

SECTION 6. CONVERSION.

(a) Conversions at Option of Holder. Each share of Series A Preferred Stock shall be convertible, at any time and from time to time from and after the date of the issuance thereof, at the option of the Holder thereof, into a number of shares of Common Stock equal to the Conversion Ratio in effect at the time of such conversion. Holders shall effect conversions by providing the Corporation with the form of conversion notice (via overnight courier, facsimile or email) attached hereto as Annex A (a “Notice of Conversion”), duly completed and executed. For purposes of clarification, unless required pursuant to industry standard stock transfer procedures, the Corporation or its transfer agent shall not require a Holder to obtain a medallion guaranty, notary attestation or any similar deliverable in order to effectuate the conversion of all or a portion of such Holder’s shares of Series A Preferred Stock. Other than a conversion following a Fundamental Transaction or following a notice provided for under Section 7(e)(ii) hereof, the Notice of Conversion must specify at least a number of shares of Series A Preferred Stock to be converted equal to the lesser of (x) 10,000 shares (such number subject to appropriate adjustment following the occurrence of an event specified in Section 7(a) hereof) and (y) the number of shares of Series A Preferred Stock then held by the Holder. Provided the Corporation’s

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Common Stock transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Notice of Conversion may specify, at the Holder’s election, whether the applicable Conversion Shares shall be credited to the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission system (a “DWAC Delivery”). The date on which a conversion of Series A Preferred Stock shall be deemed effective (the “Conversion Date”) shall be defined as the Trading Day that the Notice of Conversion, completed and executed, is sent (via overnight courier, facsimile or email) to, and received during regular business hours by, the Corporation; provided that the original certificate(s) representing such shares of Series A Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation within two (2) Trading Days thereafter. In all other cases, the Conversion Date shall be defined as the Trading Day on which the original stock certificates representing the shares of Series A Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation. The calculations set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.

(b) Conversion Ratio. The “Conversion Ratio” for each share of Series A Preferred Stock shall be equal to the Stated Value divided by the Conversion Price.

(c) Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, the Corporation shall not effect any conversion of the Series A Preferred Stock, and a Holder shall not have the right to convert any portion of its Series A Preferred Stock, to the extent that, after giving effect to an attempted conversion set forth on an applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission, including any “group” of which the Holder is a member) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock subject to the Notice of Conversion with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted shares of Series A Preferred Stock beneficially owned by such Holder or any of its Affiliates, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation beneficially owned by such Holder or any of its Affiliates (including, without limitation, any convertible notes, convertible stock or warrants) that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Corporation’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (B) a more recent public announcement by the Corporation or (C) a more recent notice by the Corporation or the Corporation’s transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. For any reason at any time, upon the written or oral request of a Holder (which may be by email), the Corporation shall, within two (2) Business Days of such request, confirm orally and in writing to such Holder (which may be via email) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including shares of Series A Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was last

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publicly reported or confirmed to the Holder. The “Beneficial Ownership Limitation” shall be 9.98% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to such Notice of Conversion (to the extent permitted pursuant to this Section 6(c)). The Corporation shall be entitled to rely on representations made to it by the Holder in any Notice of Conversion regarding its Beneficial Ownership Limitation. By written notice to the Corporation, a Holder may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage specified in such notice; provided that any such increase or decrease will not be effective until the sixty-fifth (65th) day after such notice is delivered to the Corporation. The provisions of this Section 6(c) shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained and the shares of Common Stock underlying the Series A Preferred Stock in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act.

(d) Mechanics of Conversion.

(i) Delivery of Certificate or Electronic Issuance Upon Conversion. Not later than three (3) Trading Days after the applicable Conversion Date, or if the Holder requests the issuance of physical certificate(s), two (2) Trading Days after receipt by the Corporation of the original certificate(s) representing such shares of Series A Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion (the “Share Delivery Date”), the Corporation shall: (a) deliver, or cause to be delivered, to the converting Holder a physical certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of shares of Series A Preferred Stock (which certificate or certificates shall not have any legends on it) or (b) in the case of a DWAC Delivery, electronically transfer such Conversion Shares by crediting the account of the Holder’s prime broker with DTC through its DWAC system. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by or, in the case of a DWAC Delivery, such shares are not electronically delivered to or as directed by, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Conversion Notice by written notice to the Corporation at any time on or before its receipt of such certificate or certificates for Conversion Shares or electronic receipt of such shares, as applicable, in which event the Corporation shall promptly return to such Holder any original Series A Preferred Stock certificate delivered to the Corporation and such Holder shall promptly return to the Corporation any Common Stock certificates or otherwise direct the return of any shares of Common Stock delivered to the Holder through the DWAC system, representing the shares of Series A Preferred Stock unsuccessfully tendered for conversion to the Corporation.

(ii) Obligation Absolute. Subject to any limitations on the beneficial ownership of Series A Preferred Stock to which a Holder may be subject and subject to such Holder’s right to rescind a Conversion Notice pursuant to Section 6(d)(i) above, the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series A Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares. Subject to any limitations on the beneficial of ownership of Series A Preferred Stock to which a Holder may be subject and subject to such Holder’s right to rescind a Conversion Notice pursuant to Section 6(d)(i) above, in the event a Holder shall elect to convert any or all of its Series A Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any

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violation of law, agreement or for any other reason, unless an injunction from a court, on notice to such Holder, restraining and/or enjoining conversion of all or part of the Series A Preferred Stock of such Holder shall have been sought and obtained by the Corporation, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the value of the Conversion Shares into which would be converted the Series A Preferred Stock which is subject to such injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall, subject to any limitations on the beneficial ownership of Series A Preferred Stock to which a Holder may be subject and subject to such Holder’s right to rescind a Conversion Notice pursuant to Section 6(d)(i) above, issue Conversion Shares upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such certificate or certificates, or electronically deliver (or cause its transfer agent to electronically deliver) such shares in the case of a DWAC Delivery, pursuant to Section 6(d)(i) on or prior to the third (3rd) Trading Day after the Share Delivery Date applicable to such conversion (other than a failure caused by incorrect or incomplete information provided by such Holder to the Corporation), then, unless the Holder has rescinded the applicable Conversion Notice pursuant to Section 6(d)(i) above, the Corporation shall pay (as liquidated damages and not as a penalty) to such Holder an amount payable in cash equal to the product of (x) the number of Conversion Shares required to have been issued by the Corporation on such Share Delivery Date, (y) an amount equal to the Daily Failure Amount and (z) the number of Trading Days actually lapsed after such third (3rd) Trading Day after the Share Delivery Date during which such certificates have not been delivered, or, in the case of a DWAC Delivery, such shares have not been electronically delivered; provided, however, the Holder shall only receive up to such amount of shares of Common Stock such that Holder and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth in Section 6(c) hereof) shall not collectively beneficially own greater than the percentage of the total number of shares of Common Stock of the Corporation then issued and outstanding applicable to any limitation on beneficial ownership to which such Holder may be subject. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief; provided that Holder shall not receive duplicate damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iii) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to a Holder the applicable certificate or certificates or to effect a DWAC Delivery, as applicable, by the Share Delivery Date pursuant to Section 6(d)(i) (other than a failure caused by incorrect or incomplete information provided by such Holder to the Corporation), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”). then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount by which (x) such Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such

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Holder, either reissue (if surrendered) the shares of Series A Preferred Stock equal to the number of shares of Series A Preferred Stock submitted for conversion or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(d)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series A Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice, within three (3) Trading Days after the occurrence of a Buy-In, indicating the amounts payable to such Holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series A Preferred Stock as required pursuant to the terms hereof; provided, however, that the Holder shall not be entitled to both (i) require the reissuance of the shares of Series A Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(d)(i).

(iv) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series A Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series A Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 7) upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(v) Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series A Preferred Stock. As to any fraction of a share which a Holder would otherwise be entitled to receive upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(vi) Transfer Taxes. The issuance of certificates for shares of the Common Stock upon conversion of the Series A Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the registered Holder(s) of such shares of Series A Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(e) Status as Stockholder. Upon each Conversion Date: (i) the shares of Series A Preferred Stock being converted shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a holder of such converted shares of Series A Preferred Stock shall cease and terminate, excepting only the right to receive certificates for or electronic delivery of such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the

8

holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series A Preferred Stock.

SECTION 7. CERTAIN ADJUSTMENTS.

(a) Stock Dividends and Stock Splits. If the Corporation, at any time while the Series A Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of shares of Series A Preferred Stock) with respect to the then outstanding shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b) Rights Upon Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), a Holder shall be entitled to receive the dividend or distribution of assets that would have been payable to such Holder pursuant to the Distribution had such Holder converted his or her shares of Series A Preferred Stock (or, if he or she had partially converted such shares prior to the Distribution, any unconverted portion thereof) immediately prior to such record date without giving effect for such purposes to the Beneficial Ownership Limitation set forth in Section 6(c) hereof.

(c) Fundamental Transaction. If, at any time while the Series A Preferred Stock is outstanding: (i) the Corporation effects any merger or consolidation of the Corporation with or into another Person (other than a merger in which the Corporation is the surviving or continuing entity and its Common Stock is not exchanged for or converted into other securities, cash or property), (ii) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which all of the Common Stock is exchanged for or converted into other securities, cash or property, or (iv) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant (other than as a result of a dividend, subdivision or combination covered by Section 7(a) above) to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Series A Preferred Stock, the Holders shall have the right to receive, in lieu of the right to receive Conversion Shares, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such subsequent conversion, the determination of the Conversion Ratio shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall adjust the

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Conversion Ratio in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series A Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The terms of any agreement to which the Corporation is a party and pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(b) and ensuring that the Series A Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. The Corporation shall cause to be delivered (via overnight courier, facsimile or email) to each Holder, at its last address as it shall appear upon the books and records of the Corporation, written notice of any Fundamental Transaction at least ten (10) calendar days prior to the date on which such Fundamental Transaction is expected to become effective or close.

(d) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

(e) Notice to the Holders.

(i) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Other Notices. If: (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be delivered (via overnight courier, facsimile or email) to each Holder at its last address as it shall appear upon the books and records of the Corporation, at least ten (10) calendar days (or in the event of a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, at least seventy-five (75) calendar days) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect

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therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

SECTION 8. MISCELLANEOUS.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by email, facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 801 Corporate Center Drive, Suite #210, Raleigh, NC 27607, facsimile number 919-582-9051, or such other facsimile number or address or email address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service or email addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in or pursuant to this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile or mail at the facsimile number or email address specified in or pursuant to this Section between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second (2nd) Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Lost or Mutilated Series A Preferred Stock Certificate. If a Holder’s Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

(c) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing.

(d) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

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(e) Next Business or Trading Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day or a Trading Day, such payment shall be made on the next succeeding Business Day or Trading Day, as the case may be.

(f) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(g) Status of Converted Series A Preferred Stock. If any shares of Series A Preferred Stock shall be converted or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A Preferred Stock.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its duly authorized officer this 30th day of November, 2012.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Mark A. Sirgo
Name: Mark A. Sirgo
Title: President & CEO

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ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO

CONVERT SHARES OF SERIES A PREFERRED STOCK)

The undersigned Holder hereby irrevocably elects to convert the number of shares of Series A Convertible Preferred Stock indicated below, represented by stock certificate No(s).                          (the “Preferred Stock Certificates”), into shares of common stock, par value $.001 per share (the “Common Stock”), of BioDelivery Sciences International, Inc., a Delaware corporation (the “Corporation”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designation”) of Series A Non-Voting Convertible Preferred Stock (the “Series A Preferred Stock”) filed by the Corporation on                      , 2012.

As of the date hereof, the number of shares of Common Stock beneficially owned by the undersigned Holder (together with such Holder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission, including any “group” of which the Holder is a member), including the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock subject to this Notice of Conversion, but excluding the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series A Preferred Stock beneficially owned by such Holder or any of its Affiliates, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder or any of its Affiliates that are subject to a limitation on conversion or exercise similar to the limitation contained in Section 6(c) of the Certificate of Designation, is                     . For purposes hereof, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series A Preferred Stock owned prior to Conversion:

Number of shares of Series A Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Address for delivery of physical certificates:

Or for DWAC Delivery:

DWAC Instructions:

Broker no:

Account no:

[HOLDER]

By:
Name:
Title Date:

State of Delaware Secretary of State Division of Corporations Delivered 09:59 AM 05/21/2018 FILED 09:59 AM 05/21/2018 SR 20184031792 - File Number 3515699

CERTIFICATE OF DESIGNATION

OF

SERIES B NON-VOTING CONVERTIBLE PREFERRED STOCK

OF

BIODELIVERY SCIENCES INTERNATIONAL, INC.

Pursuant to Section 151 of the

Delaware General Corporation Law

BioDelivery Sciences International, Inc., a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the “DGCL”) does hereby certify that, in accordance with Sections 141(c) and 151 of the DGCL, the following resolution was duly adopted by the Board of Directors of the Corporation at a meeting duly convened on May 16, 2018:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), there is hereby established a series of the Corporation’s authorized preferred stock, par value $0.001 per share (the “Preferred Stock”), which series shall be designated as the Series B Convertible Preferred Stock, par value $0.001 per share, of the Corporation, with the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation which are applicable to the Preferred Stock of all classes and series) as follows:

SERIES B NON-VOTING CONVERTIBLE PREFERRED STOCK

SECTION 1. DEFINITIONS. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

“Alternate Consideration” shall have the meaning set forth in Section 8(c).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 7(c).

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 7(e)(iii).

“Bylaws” shall have the meaning set forth in Section 4(b)(ii).

“Closing Sale Price” means, for any security as of any date, the last closing trade price for such security prior to 4:00 p.m., New York City time, on the principal securities exchange or trading market where such security is listed or traded, as reported by Bloomberg, L.P. (or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by Holders of a majority of the then-outstanding Series B Preferred Stock and the Corporation), or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, L.P., or, if no last trade price is reported for such security by Bloomberg, L.P., the average of the bid prices of any market makers for such security as reported on the OTC Pink Market by OTC Markets Group, Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Corporation.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Conversion Date” shall have the meaning set forth in Section 7(a).

“Conversion Price” shall mean $1.80, as adjusted pursuant to paragraph 8 hereof.

“Conversion Ratio” shall have the meaning set forth in Section 7(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock in accordance with the terms hereof.

“Daily Failure Amount” means the product of (x) 0.005 multiplied by (y) the Closing Sale Price of the Common Stock on the applicable Share Delivery Date.

“DGCL” shall mean the Delaware General Corporation Law.

“Distribution” shall have the meaning set forth in Section 8(b).

“DTC” shall have the meaning set forth in Section 7(a).

“DWAC Delivery” shall have the meaning set forth in Section 7(a).

“Equity Conditions” means, during the period in question, (a) the Corporation shall have duly honored all conversions scheduled to occur or occurring pursuant to one or more Notices of Conversion of the applicable Holder on or prior to the dates so required, if any, (b) (i) there is an effective registration statement pursuant to which the Corporation may issue Conversion Shares or (ii) all of the Conversion Shares may be issued to the Holder pursuant to Section 3(a)(9) of the Securities Act and immediately resold, (c) the Corporation is current with its required filings under the Exchange Act, (d) the Common Stock is trading on principal securities exchange, (e) there is a sufficient number of authorized but unissued shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Preferred Stock then outstanding, and (f) the issuance of the shares in question to the applicable Holder would not violate the Beneficial Ownership Limitation of such Holder set forth in Section 7(c) herein.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Forced Conversion Limitation” shall have the meaning set forth in Section 7(f)

“Fundamental Transaction” shall have the meaning set forth in Section 8(c).

“Holder” means any holder of Series B Preferred Stock.

“Issuance Date” means May 21, 2018.

“Junior Securities” shall have the meaning set forth in Section 5(a).

“Liquidation Event” shall have the meaning set forth in Section 5(b).

“Nasdaq” means the Nasdaq Stock Market LLC.

“Notice of Conversion” shall have the meaning set forth in Section 7(a).

“Parity Securities” shall have the meaning set forth in Section 5(a).

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of May 17, 2018, between the Corporation and the original Holders.

“Required Holders” means the holders of at least eighty percent (80%) of the outstanding shares of Series B Preferred Stock (voting together on an as-converted to Common Stock basis).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Securities” shall have the meaning set forth in Section 5(a).

“Series A Preferred Stock” means the Corporation’s Series A Non-Voting Convertible Preferred Stock, par value $0.001 per share.

“Share Delivery Date” shall have the meaning set forth in Section 7(e)(i).

“Stated Value” shall mean $10,000.

“Trading Day” means a day on which the Common Stock is traded for any period on the principal securities exchange or if the Common Stock is not traded on a principal securities exchange, on a day that the Common Stock is traded on another securities market on which the Common Stock is then being traded.

“Voting Limitation” shall have the meaning set forth in Section 4(a).

SECTION 2. DESIGNATION, AMOUNT AND PAR VALUE; ASSIGNMENT.

(a) The series of preferred stock designated by this Certificate shall be designated as the Corporation’s “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”) and the number of shares so designated shall be 5,000. Each share of Series B Preferred Stock shall have a par value of $0.001 per share.

(b) The Corporation shall register shares of the Series B Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Series B Preferred Stock Register”), in the name of the Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Series B Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. The Corporation shall register the transfer of any shares of Series B Preferred Stock in the Series B Preferred Stock Register, upon surrender of the certificates evidencing such shares to be transferred, duly endorsed by the Holder thereof, to the Corporation at its principal place of business or such other office of the Corporation as may be designated by the Corporation. Upon any such registration or transfer, a new certificate evidencing the shares of Series B Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder, in each case, within two (2) Business Days. The provisions of this Certificate are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder.

SECTION 3. DIVIDENDS. The Corporation shall not, without the written consent or affirmative vote of the Required Holders, given in writing or by vote at a meeting declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the holders of the Series B Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series B Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series B Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock (without giving effect for such purposes to the Beneficial Ownership Limitation set forth in Section 7(c) hereof) and (B) the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock (without giving effect for such purposes to the Beneficial Ownership Limitation set forth in Section 7(c) hereof), in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series B Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Stated Value; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series B Preferred Stock pursuant to this Section 3 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series B Preferred Stock dividend. Subject to the forgoing, Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of the Series B Preferred Stock equal (on an as-if-converted-to-Common-Stock basis without giving effect for such purposes to the Beneficial Ownership Limitation set forth in Section 7(c) hereof) to and in the same form as dividends (other than dividends in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of Common Stock) are paid on shares of the Common Stock. Except as set forth above, the Holders shall not be entitled to any dividend on the Series B Preferred Stock.

SECTION 4. VOTING RIGHTS.

(a) Except as otherwise provided herein or as otherwise required by the DGCL, the Series B Preferred Stock shall have no voting rights.

(b) Protective Provisions. At any time when shares of Series B Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the Required Holders, given in writing or by vote at a meeting, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) amend, alter, or repeal any provision of the Certificate of Incorporation, this Certificate, or the Corporation’s bylaws (the “Bylaws”) in a manner adverse to the Series B Preferred Stock, or file any certificate of designation of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock;

(ii) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock, or any other securities convertible into any additional class or series of capital stock, or increase the authorized number of shares of Series B Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Series B Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption; or

(iii) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series B Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof.

SECTION 5. RANK; LIQUIDATION.

(a) The Series B Preferred Stock shall rank: (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series B Preferred Stock (“Junior Securities”); (iii) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series B Preferred Stock (“Parity Securities”); and (iv) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to any Series B Preferred Stock (“Senior Securities”), in each case, as to dividends, distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily.

(b) Subject to the prior and superior rights of the holders of any Senior Securities of the Corporation, upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (each, a “Liquidation

Event”), each holder of shares of Series B Preferred Stock shall be entitled to receive, in preference to any distributions of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Series A Preferred Stock and Parity Securities, an amount equal to $0.001 per share of Series B Preferred Stock, plus an additional amount equal to any dividends declared but unpaid on such shares, before any payments shall be made or any assets distributed to holders of any class of Common Stock or Junior Securities. If, upon any such Liquidation Event, the assets of the Corporation shall be insufficient to pay the holders of shares of the Series B Preferred Stock the amount required under the preceding sentence, then all remaining assets of the Corporation shall be distributed ratably to holders of the shares of the Series B Preferred Stock, Series A Preferred Stock and Parity Securities.

(c) After payment to the holders of shares of the Series B Preferred Stock of the amount required under Section 5(b) and subject to the prior and superior rights of the holders of any Senior Securities of the Corporation, the remaining assets or surplus funds of the Corporation, if any, available for distribution to stockholders shall be distributed ratably among the holders of the Series B Preferred Stock, the holders of Series A Preferred Stock, any other class or series of capital stock that participates with the Common Stock in the distribution of assets upon any Liquidation Event and the Common Stock, with the holders of the Series B Preferred Stock deemed to hold that number of shares of Common Stock into which such shares of Series B Preferred Stock are then convertible (without giving effect for such purposes to the Beneficial Ownership Limitation set forth in Section 7(c) hereof).

SECTION 6. Requisite Stockholder Approval.

(a) Subject to applicable law, the rules and regulations of Nasdaq and the Certificate of Incorporation and Bylaws, the Corporation covenants that it shall establish a record date for, call, give notice of, convene and hold a meeting of the holders of Common Stock of the Corporation (the “Corporation Stockholders’ Meeting”), as promptly as practicable following the Issuance Date, but in no event later than August 4, 2018, for the purpose of, among other things, voting upon (i) an amendment to the Certificate of Incorporation to increase the Corporation’s authorized capital stock, in an amount necessary to provide for the full conversion of outstanding shares of the Series B Preferred Stock into shares of Common Stock (the “Amendment”) and (ii) the approval as may be required by the applicable rules and regulations of Nasdaq (or any successor entity) from the stockholders of the Corporation with respect to the transactions contemplated by the Transaction Documents (as defined in the Purchase Agreement) (the “Stockholder Approval”). Notwithstanding the foregoing, (i) if there are insufficient shares of Common Stock necessary to establish a quorum at the Corporation Stockholders’ Meeting, the Corporation may postpone or adjourn the date of the Corporation Stockholders’ Meeting to the extent (and only to the extent) the Corporation reasonably determines that such postponement or adjournment is necessary in order to conduct business at the Corporation Stockholders’ Meeting, (ii) the Corporation may postpone or adjourn the Corporation Stockholders’ Meeting to the extent (and only to the extent) the Corporation reasonably determines that such postponement or adjournment is required by applicable law, and (iii) the Corporation may postpone or adjourn the Corporation Stockholders’ Meeting to the extent (and only to the extent) the Corporation reasonably determines that such postponement or adjournment is necessary to solicit sufficient proxies to secure the favorable vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the Corporation Stockholders’ Meeting and entitled to vote with respect to each of the Amendment and Stockholder Approval (collectively, such approval, the “Requisite Stockholder Approval”). The Corporation shall solicit from stockholders of the Corporation proxies in favor of the approval of the Amendment and Stockholder Approval in accordance with applicable law and the rules and regulations of Nasdaq, and, except as required to comply with fiduciary duties under applicable law, the Corporation’s Board of Directors shall (x) recommend that the Corporation’s stockholders vote to approve the Amendment and Stockholder Approval (the “Recommendation”), (y) use its reasonable best efforts to solicit such stockholders to vote in favor of the Amendment and Stockholder Approval and (z) use its reasonable best efforts to take all other actions necessary or advisable to secure the favorable votes of such stockholders required to approve and effect the Amendment and Stockholder Approval. The Corporation shall establish a record date for, call, give notice of, convene and hold the Corporation Stockholders’ Meeting in accordance with this Section 6, whether or not the Corporation’s Board of Directors at any time subsequent to the Issuance Date shall have changed its position with respect to its Recommendation or determined that the Amendment and Stockholder Approval is no longer advisable and/or recommended that stockholders of the Corporation reject the Amendment and Stockholder Approval.

(b) Except as required to comply with fiduciary duties under applicable law, the Corporation’s Board of Directors shall not (i) withdraw or modify the Recommendation in a manner adverse to any Holder, or adopt or propose a resolution to withdraw or modify the Recommendation that is or becomes disclosed publicly and which can reasonably be interpreted to indicate that the Corporation’s Board of Directors or any committee thereof does not support the Amendment or does not believe that the Conversion is in the best interests of the Corporation’s stockholders or (ii) fail to reaffirm, without qualification, the Recommendation, or fail to state publicly, without qualification, that the Conversion is in the best interests of the Corporation’s stockholders after any Holder requests in writing that such action be taken.

SECTION 7. CONVERSION.

(a) Conversions at Option of Holder. At any time after the date that the Requisite Stockholder Approval is obtained, each share of Series B Preferred Stock (or portion of a share of Series B Preferred, which portion shall not be less than 0.5 of a share of Series B Preferred Stock) shall be convertible, from time to time from and after the date thereof, at the option of the Holder thereof, into a number of shares of Common Stock equal to the Conversion Ratio in effect at the time of such conversion. Holders shall effect conversions by providing the Corporation with the form of conversion notice (via overnight courier, facsimile or email) attached hereto as Annex A (a “Notice of Conversion”), duly completed and executed. For purposes of clarification, unless required pursuant to industry standard stock transfer procedures, the Corporation or its transfer agent shall not require a Holder to obtain a medallion guaranty, notary attestation or any similar deliverable in order to effectuate the conversion of all or a portion of such Holder’s shares of Series B Preferred Stock. Provided the Corporation’s Common Stock transfer agent is participating in the Depository Trust Company (“DTC”), Fast Automated Securities Transfer program, the Notice of Conversion may specify, at the Holder’s election, whether the applicable Conversion Shares shall be credited to the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission system (a “DWAC Delivery”). The date on which a conversion of Series B Preferred Stock shall be deemed effective (the “Conversion Date”) shall be defined as the Trading Day that the Notice of Conversion, completed and executed, is sent (via overnight courier, facsimile or email) to, and received during regular business hours by, the Corporation. To effect conversions of shares of Series B Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Series B Preferred Stock to the Corporation unless all of the shares of Series B Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series B Preferred Stock promptly following the Conversion Date at issue. The calculations set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.

(b) Conversion Ratio. The “Conversion Ratio” for each share of Series B Preferred Stock (or portion of a share of Series B Preferred Stock, which portion shall not be less than 0.5 of a share of Series B Preferred Stock) shall be equal to the Stated Value divided by the Conversion Price.

(c) Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, the Corporation shall not effect any conversion of the Series B Preferred Stock, and a Holder shall not have the right to convert any portion of its Series B Preferred Stock, to the extent that, after giving effect to an attempted conversion set forth on an applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission, including any “group” of which the Holder is a member) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock subject to the Notice of Conversion with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted shares of Series B Preferred Stock beneficially owned by such Holder or any of its Affiliates, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation beneficially owned by such Holder or any of its Affiliates (including, without limitation, any convertible notes, convertible stock or warrants) that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 7(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission. For purposes of this Section 7(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Corporation’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (B) a more recent public announcement by the Corporation or (C) a more recent notice by the Corporation or the Corporation’s transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. For any reason at any time, upon the written or oral request of a Holder (which may be by email), the Corporation shall, within one (1) Business Day of such request, confirm orally and in writing to such Holder (which may be via email) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including shares of Series B Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Holder. The “Beneficial Ownership Limitation” shall be 9.98% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to such Notice of Conversion (to the extent permitted pursuant to this Section 7(c)). The Corporation shall be entitled to rely on representations made to it by the Holder in any Notice of Conversion regarding its Beneficial Ownership Limitation. By written notice to the Corporation, a Holder may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage specified in such notice; provided that any such increase or decrease will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation; provided, however, that, until Stockholder Approval has been obtained, a Holder shall only be permitted to increase the Beneficial Ownership Limitation up to 19.99%. The provisions of this Section 7(c) shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained and the shares of Common Stock underlying the Series B Preferred Stock in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act.

(d) [reserved]

(e) Mechanics of Conversion.

(i) Delivery of Certificate or Electronic Issuance Upon Conversion. Not later than two (2) Trading Days after the applicable Conversion Date (the “Share Delivery Date”), the Corporation shall: (a) deliver, or cause to be delivered, to the converting Holder a physical certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of shares of Series B Preferred Stock (which certificate or certificates shall not have any legends on it) or (b) in the case of a DWAC Delivery, electronically transfer such Conversion Shares by crediting the account of the Holder’s prime broker with DTC through its DWAC system. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by or, in the case of a DWAC Delivery, such shares are not electronically delivered to or as directed by, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Notice of Conversion by written notice to the Corporation at any time on or before its receipt of such certificate or certificates for Conversion Shares or electronic receipt of such Conversion Shares, as applicable, in which event the Corporation shall promptly return to such Holder any original Series B Preferred Stock certificate delivered to the Corporation and such Holder shall promptly return to the Corporation any Common Stock certificates or otherwise direct the return of any shares of Common Stock delivered to the Holder through the DWAC system, representing the shares of Series B Preferred Stock unsuccessfully tendered for conversion to the Corporation. Notwithstanding anything herein to the contrary, the Corporation’s obligation to deliver shares of capital stock to a Holder within two (2) Business Days shall be automatically amended if, and to the extent that, the obligation to deliver shares within two (2) Business Days pursuant to Rule 15c6-1(a) (or any successor rule) promulgated under the Securities Exchange Act of 1933, as amended, is amended or modified.

(ii) Obligation Absolute. Subject to any limitations on the beneficial ownership of Series B Preferred Stock to which a Holder may be subject and subject to such Holder’s right to rescind a Notice of Conversion pursuant to Section 7(e)(i) above, the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series B Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other

Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares. Subject to any limitations on the beneficial of ownership of Series B Preferred Stock to which a Holder may be subject and subject to such Holder’s right to rescind a Notice of Conversion pursuant to Section 7(e)(i) above, in the event a Holder shall elect to convert any or all of its Series B Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to such Holder, restraining and/or enjoining conversion of all or part of the Series B Preferred Stock of such Holder shall have been sought and obtained by the Corporation, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the value of the Conversion Shares into which would be converted the Series B Preferred Stock which is subject to such injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall, subject to any limitations on the beneficial ownership of Series B Preferred Stock to which a Holder may be subject and subject to such Holder’s right to rescind a Notice of Conversion pursuant to Section 7(e)(i) above, issue Conversion Shares upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such certificate or certificates, or electronically deliver (or cause its transfer agent to electronically deliver) such shares in the case of a DWAC Delivery, pursuant to Section 7(e)(i) on or prior to the second (2nd) Trading Day after the Share Delivery Date applicable to such conversion (other than a failure caused by incorrect or incomplete information provided by such Holder to the Corporation), then, unless the Holder has rescinded the applicable Notice of Conversion pursuant to Section 7(e)(i) above, the Corporation shall pay (as liquidated damages and not as a penalty) to such Holder an amount payable in cash equal to the product of (x) the number of Conversion Shares required to have been issued by the Corporation on such Share Delivery Date, (y) an amount equal to the Daily Failure Amount and (z) the number of Trading Days actually lapsed after such second (2nd) Trading Day after the Share Delivery Date during which such shares certificates have not been delivered, or, in the case of a DWAC Delivery, such shares not been electronically delivered; provided, however, the Holder shall only receive up to such amount of shares of Common Stock such that Holder and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth in Section 7(c) hereof) shall not collectively beneficially own greater than the percentage of the total number of shares of Common Stock of the Corporation then issued and outstanding applicable to any limitation on beneficial ownership to which such Holder may be subject. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief; provided that Holder shall not receive duplicate damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iii) Compensation for Buy-In for Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to a Holder the applicable certificate or certificates or to effect a DWAC Delivery, as applicable, by the Share Delivery Date pursuant to Section 7(e)(i) (other than a failure caused by incorrect or incomplete information provided by such Holder to the Corporation), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount by which (x) such Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Series B Preferred Stock equal to the number of shares of Series B Preferred Stock submitted for conversion or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 7(e)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series B Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice, within three (3) Trading Days after the occurrence of a Buy-In (a “Buy-In Notice”), indicating the amounts payable to such Holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series B Preferred Stock as required pursuant to the terms hereof; provided, however, that the Holder shall not be entitled to both (i) require the reissuance of the shares of Series B Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 7(e)(i).

(iv) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that, following obtaining the Requisite Stockholder Approval, it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series B Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series B Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 8) upon the conversion of all outstanding shares of Series B Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(v) Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series B Preferred Stock. As to any fraction of a share which a Holder would otherwise be entitled to receive upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(vi) Transfer Taxes. The issuance of certificates for shares of the Common Stock upon conversion of the Series B Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the registered Holder(s) of such shares of Series B Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(e) Status as Stockholder. Upon each Conversion Date: (i) the shares of Series B Preferred Stock being converted shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a holder of such converted shares of Series B Preferred Stock shall cease and terminate, excepting only the right to receive certificates for or electronic delivery of such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate. In all cases, the Holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series B Preferred Stock.

(f) Forced Conversion upon Requisite Stockholder Approval. Notwithstanding anything herein to the contrary, upon Requisite Stockholder Approval, the Corporation may, within ten (10) Trading Days after the date of Requisite Stockholder Approval, deliver a written notice to all Holders (a “Forced Conversion Notice” and the date such notice is delivered to all Holders, the “Forced Conversion Notice Date”) to cause each Holder to convert all or part of such Holder’s Preferred Stock (as specified in such Forced Conversion Notice) pursuant to Section 7 (a “Forced Conversion”) up to each Holder’s Forced Conversion Limitation (as defined below), it being agreed that the “Conversion Date” for purposes of Section 7 shall be deemed to occur on the Forced Conversion Notice Date (such date, the “Forced Conversion Date”). The Corporation may not deliver a Forced Conversion Notice, and any Forced Conversion Notice delivered by the Corporation shall not be effective, unless all of the Equity Conditions have been met on the Forced Conversion Date through and including the date of actual delivery of the Conversion Shares. Any Forced Conversion Notices shall be applied ratably to all of the Holders based on the then outstanding shares of Preferred Stock. For purposes of clarification, a Forced Conversion shall be subject to all of the provisions of Section 7, including, without limitation, the provisions on delivery of Conversion Shares and the limitations on conversion in Section 7(c). In addition, following the initial Forced Conversion hereunder, the Corporation may deliver one or more additional Forced Conversion Notices to the Holders to effect Forced Conversions up to the Forced Conversion Limitation pursuant to the terms hereunder, provided that the Company shall not deliver a Forced Conversion Notice to the Holders more than one time in a ninety (90) day period. In connection with the foregoing sentence, upon written request of the Corporation given no more often than one time in a forty five (45) day period, each Holder shall, within three business days following request, deliver notice in writing to the Corporation of such Holder’s current holdings of Common Stock and beneficial ownership of Common Stock for purposes of the Forced Conversion Limitation in order that the Corporation may effect additional Forced Conversions pursuant to the terms hereunder. For purposes herein, the “Forced Conversion Limitation” means, with respect to each Holder, a beneficial ownership limitation equal to 9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to such Forced Conversion Notice, which shall be calculated as set forth in Section 7(c) herein, assuming for purposes of such calculation that the Beneficial Ownership Limitation (as such term is used in Section 7(c) herein) shall be 9%.

SECTION 8. CERTAIN ADJUSTMENTS.

(a) Stock Dividends and Stock Splits. If the Corporation, at any time while the Series B Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of shares of Series B Preferred Stock) with respect to the then outstanding shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 8(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b) Rights Upon Distribution of Assets. If the Corporation shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), a Holder shall be entitled to receive the dividend or distribution of assets that would have been payable to such Holder pursuant to the Distribution had such Holder converted his or her shares of Series B Preferred Stock (or, if he or she had partially converted such shares prior to the Distribution, any unconverted portion thereof) immediately prior to such record date without giving effect for such purposes to the Beneficial Ownership Limitation set forth in Section 7(c) hereof.

(c) Fundamental Transaction. If, at any time while the Series B Preferred Stock is outstanding: (i) the Corporation effects any merger or consolidation of the Corporation with or into another Person (other than a merger in which the Corporation is the surviving or continuing entity and its Common Stock is not exchanged for or converted into other securities, cash or property), (ii) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which all of the Common Stock is exchanged for or converted into other securities, cash or property, or (iv) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant (other than as a result of a dividend, subdivision or combination covered by Section 8(a) above) to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Series B Preferred Stock, the Holders shall have the right to receive, in lieu of the right to receive Conversion Shares, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate

Consideration”). For purposes of any such subsequent conversion, the determination of the Conversion Ratio shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall adjust the Conversion Ratio in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series B Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The terms of any agreement to which the Corporation is a party and pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 8(b) and ensuring that the Series B Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. The Corporation shall cause to be delivered (via overnight courier, facsimile or email) to each Holder, at its last address as it shall appear upon the books and records of the Corporation, written notice of any Fundamental Transaction at least ten (10) calendar days prior to the date on which such Fundamental Transaction is expected to become effective or close.

(d) Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 8, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

(e) Notice to the Holders.

(i) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 8, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Other Notices. If: (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be delivered (via overnight courier, facsimile or email) to each Holder at its last address as it shall appear upon the books and records of the Corporation, at least ten (10) calendar days (or in the event of a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, at least seventy-five (75) calendar days) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

SECTION 9. MISCELLANEOUS.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by email, facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 4131 ParkLake Avenue, Suite 225, Raleigh, NC 27612, facsimile number 919-582-9051, e-mail: mbrown@bdsi.com, or such other facsimile number or address or email address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service or email addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in or pursuant to this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile or mail at the facsimile number or email address specified in or pursuant to this Section between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second (2nd) Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Lost or Mutilated Series B Preferred Stock Certificate. If a Holder’s Series B Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series B Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

(c) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing.

(e) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(f) Next Business or Trading Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day or a Trading Day, such payment shall be made on the next succeeding Business Day or Trading Day, as the case may be.

(g) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(h) Status of Converted Series B Preferred Stock. If any shares of Series B Preferred Stock shall be converted or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B Preferred Stock.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its duly authorized officer this 21st day of May, 2018.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Ernest R. De Paolantonio
	Name:	Ernest R. De Paolantonio
	Title:	Chief Financial Officer, Secretary and Treasurer

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO

CONVERT SHARES OF SERIES B PREFERRED STOCK)

The undersigned Holder hereby irrevocably elects to convert the number of shares of Series B Non-Voting Convertible Preferred Stock indicated below, represented by stock certificate No(s).                      (the “Preferred Stock Certificates”), into shares of common stock, par value $.001 per share (the “Common Stock”), of BioDelivery Sciences International, Inc., a Delaware corporation (the “Corporation”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designation”) of Series B Non-Voting Convertible Preferred Stock (the “Series B Preferred Stock”) filed by the Corporation on May 21, 2018.

As of the date hereof, the number of shares of Common Stock beneficially owned by the undersigned Holder (together with such Holder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission, including any “group” of which the Holder is a member), including the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock subject to this Notice of Conversion, but excluding the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series B Preferred Stock beneficially owned by such Holder or any of its Affiliates, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder or any of its Affiliates that are subject to a limitation on conversion or exercise similar to the limitation contained in Section 7(c) of the Certificate of Designation, is                      . For purposes hereof, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series B Preferred Stock owned prior to Conversion:

Number of shares of Series B Preferred Stock to be Converted:

Stated Value of Shares of Series B Preferred Stock to be Converted: $

Number of shares of Common Stock to be Issued:

Address for delivery of physical certificates:

Or for DWAC Delivery:

DWAC Instructions:

Broker no:

Account no:

[HOLDER]

By:
Name:
Title
Date:

State of Delaware Secretary of State Division of Corporations Delivered 04:24 PM 08/06/2018 FILED 04:24 PM 08/06/2018 SR 20186033147 - File Number 3515699

CERTIFICATE OF AMENDMENT OF

THE CERTIFICATE OF INCORPORATION OF

BIODELIVERY SCIENCES INTERNATIONAL, INC.

Under Section 242 of the Delaware General Corporation Law

BioDelivery Sciences International, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.

That the name of the Corporation is BioDelivery Sciences International, Inc. The original Certificate of Incorporation of the Corporation (as amended, the “Certificate of Incorporation”) was filed with the Secretary of the State of Delaware on April 18, 2002.

2.	That the Corporation previously amended its Certificate of Incorporation by filing a Certificate of Amendment on July 25, 2008 and a Certificate of Amendment on July 22, 2011.

3.

That the amendment of the Certificate of Incorporation effected by this Certificate of Amendment is to (i) declassify the board of directors which is currently comprised of three classes with staggered terms, (ii) clarify the voting standard applicable to the election of director nominees and (iii) increase the authorized shares of common stock, par value $0.001, of the Corporation.

4.	That the Certificate of Incorporation is hereby amended by deleting Article TWELFTH in its entirety and replacing it with the following new Article TWELFTH:

“TWELFTH. This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1	ELECTION OF DIRECTORS. Each nominee for director shall be elected by the requisite affirmative vote of stockholders as set forth in the bylaws of the Corporation

2

CLASSES OF DIRECTORS. Until the election of directors at the annual meeting scheduled to be held in 2020, the Board of Directors shall be and is divided into classes, with directors in each class having the terms of office specified in Section 3 of this Article TWELFTH. Commencing with the election of directors at the annual meeting scheduled to be held in 2020, the classification of the Board of Directors shall cease, and directors shall thereupon be elected for a term expiring at the next annual meeting of stockholders.

3

TERMS OF OFFICE. Each director shall serve for a term ending at the election of directors at the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending at the election of directors at the annual meeting in 2009; each initial director in Class II shall serve for a term ending at the election of directors at the annual meeting in 2010; and each initial director in Class III shall serve for a term ending at the election of directors at the annual meeting in 2011. Notwithstanding the foregoing, commencing with the election of directors at the annual meeting held in 2018, the successor of each director whose term expires at such meeting shall be elected for a term expiring at the annual meeting scheduled to be held in 2019; for the election of directors at the annual meeting scheduled to be held in 2019, the successor of each director whose term expires at such meeting shall be elected for a term expiring at the annual meeting scheduled to be held in 2020; and for the election of directors at the annual meeting scheduled to be held in 2020 and for the election of directors at each annual meeting thereafter, each director shall be elected for a term expiring at the next succeeding annual meeting. The term of each director shall be subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

4

ALLOCATION OF DIRECTORS AMONG CLASSES IN THE EVENT OF INCREASES OR DECREASES IN THE NUMBER OF DIRECTORS. Until the election of directors at the annual meeting scheduled to be held in 2020, in the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the classes of directors.

5

REMOVAL. Until the election of directors at the annual meeting scheduled to be held in 2021, directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors. Thereafter, any director of the Corporation may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of such director.

6

VACANCIES. Any vacancy in the Board of Directors, however occurring, or any newly created directorship resulting from an increase in the authorized number of directors, shall be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and, until the election of directors at the annual meeting scheduled to be held in 2021, a director chosen to fill a newly created directorship resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

5.	That the Certificate of Incorporation is hereby amended by deleting the first paragraph of Article FIFTH thereof and replacing such paragraph with the following:

“FIFTH. The total number of shares of capital stock which the Corporation shall have authority to issue is 130,000,000 shares, consisting of 125,000,000 (One-Hundred Twenty-Five Million) shares of common stock, each of par value one-thousandths of one cent ($0.001) (the “Common Stock”), and 5,000,000 (Five Million) shares of preferred stock, each of par value one-thousandths of one cent ($0.001) (the “Preferred Stock”).”

The remaining text of Article FIFTH of the Certificate of Incorporation will remain unchanged.

6.	That said amendments to the Certificate of Incorporation were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

7.	That all other provisions of the Certificate of Incorporation remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officer signatory below this 6th day of August, 2018.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Ernest R. De Paolantonio, CPA
Name: Ernest R. De Paolantonio, CPA
Title: Chief Financial Officer, Treasurer and Secretary

Charter Amendment

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF BIODELIVERY

SCIENCES INTERNATIONAL, INC.

BioDelivery Sciences International, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1. Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Certificate of Incorporation (this “Amendment”) amends the provisions of the Certificate of Incorporation of the Corporation (the “Certificate”).

2. This Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

3. The Certificate is hereby amended as follows:

The first paragraph of Article FIFTH is hereby amended and restated in its entirety to read as set forth below:

“FIFTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 180,000,000 shares, consisting of 175,000,000 (One-Hundred Seventy-Five Million) shares of common stock, each of par value $0.001 (the “Common Stock”), and 5,000,000 (Five Million) shares of preferred stock, each of par value $0.001 (the “Preferred Stock”).”

*  *  *  *

State of Delaware Secretary of State Division of Corporations Delivered 02:33 PM 07/25/2019 FILED 02:33 PM 07/25/2019 SR 20196157971 - File Number 3515699

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed this Certificate of Amendment to the Certificate of Incorporation as of July 25, 2019.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

/s/ Herm Cukier
Herm Cukier
Chief Executive Officer